EXHIBIT 10.38

















                            ORGANIZATIONAL AGREEMENT
                                  BY AND AMONG
                         NEWBRIDGE NETWORKS CORPORATION,
                       TELEHUB COMMUNICATIONS CORPORATION,
                      TELEHUB TECHNOLOGIES CORPORATION AND
                     NEWCO CORPORATION [NAME TO BE CHANGED]

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------
ARTICLE I         Capitalization of the Company...............................2
   1.1    Transfer of VASP-related Propertyto the Company.....................2
   1.2    Assumed Liabilities.................................................4
   1.3    Purchase of Common Stock by Newbridge...............................5
   1.4    Payments by the Company to TeleHub..................................5
   1.5    Wire Transfers......................................................5
   1.6    Assignment of Purchased Assets......................................5
   1.7    Sales and Transfer Tax..............................................6
ARTICLE IIClosing and Closing Date Deliveries.................................6
   2.1    Closing Date........................................................6
   2.2    Closing Deliveries and Action.......................................6
   2.3    Post-Closing Cooperation............................................9
ARTICLE III Financial Statements and Schedules...............................10
   3.1    Financial Statements...............................................10
   3.2    Schedules..........................................................10
ARTICLE IV Warranties and Representations of TeleHub and TTC.................10
   4.1    Corporate Status...................................................10
   4.2    Authority and Binding Obligation...................................11
   4.3    No Violations......................................................11
   4.4    Capitalization of the Company......................................12
   4.5    Brokers............................................................13
   4.6    Required Assets....................................................13
   4.7    Related Party Transaction..........................................13
   4.8    Title to Purchased Assets..........................................13
   4.9    Condition of Purchased Assets......................................14
   4.10   Real Estate........................................................14
   4.11   Litigation and Compliance with Laws................................14
   4.12   Intellectual Property..............................................15
   4.13   Contracts..........................................................16
   4.14   Financial Statements and Related Matters...........................17
   4.15   Changes............................................................18
   4.16   Insurance..........................................................20
   4.17   Licenses and Permits...............................................20
   4.18   Benefit Plans......................................................21
   4.19   Tax Matters........................................................23
   4.20   Books and Records..................................................24
   4.21   Disclosure.........................................................24
   4.22   Employee and Consulting Agreements and Arrangements................24
   4.23   Absence of Undisclosed Liabilities.................................24
   4.24   Operation of the Business..........................................24
   4.25   Territorial Restrictions...........................................25
   4.26   Licensing Arrangements.............................................25
   4.27   Year 2000 and Euro Conformity......................................25
   4.28   Product Warranties.................................................27
   4.29   No Guarantees......................................................27
ARTICLE V Warranties and Representations of Newbridge........................27
   5.1    Corporate Status...................................................27
   5.2    Authority and Binding Obligation...................................27



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

   5.3    No Violations......................................................28
   5.4    Brokers............................................................28
   5.5    Non-Disqualification...............................................28
   5.6    Litigation.........................................................28
ARTICLE VI Representations and Warranties Regarding Unregistered Securities..29
   6.1    Representations and Warranties.....................................29
ARTICLE VII Conditions to Closing............................................29
   7.1    Conditions to Closing for Newbridge................................29
   7.2    Conditions to Closing for TeleHub and TTC..........................31
ARTICLE VIII Termination.....................................................33
   8.1    Termination........................................................33
ARTICLE IX Pre-Closing Covenants.............................................33
   9.1    Due Diligence Review...............................................33
   9.2    Maintenance of Business and Notice of Changes......................33
   9.3    Pending Closing....................................................34
   9.4    Best Efforts.......................................................35
   9.5    Publicity..........................................................35
   9.6    Confidentiality....................................................35
   9.7    Negotiations with Third Parties....................................36
   9.8    HSR Filings........................................................36
   9.9    Formation of the Company...........................................36
ARTICLE X Indemnification....................................................36
   10.1   TeleHub Indemnification............................................36
   10.2   Newbridge Indemnification..........................................37
   10.3   Indemnification Notice.............................................37
   10.4   Indemnification Procedure..........................................37
   10.5   Limitations on Indemnity...........................................38
ARTICLE XI Employee Matters..................................................38
   11.1   Hiring of Employees................................................38
   11.2   Benefit Plans......................................................39
ARTICLE XII Miscellaneous....................................................39
   12.1   Costs and Expenses.................................................39
   12.2   Entire Agreement...................................................39
   12.3   Counterparts.......................................................39
   12.4   Assignment, Successors and Assigns.................................39
   12.5   Savings Clause.....................................................40
   12.6   Headings...........................................................40
   12.7   Governing Law......................................................40
   12.8   U.S. Dollars.......................................................40
   12.9   Survival...........................................................40
   12.10     Notices.........................................................40
   12.11     No Third Party Beneficiary......................................41
   12.12     Arbitration of Disputes.........................................41



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



EXHIBITS

Exhibit A         Form of Stockholders Agreement
Exhibit B         Form of Option Agreement
Exhibit C         Form of Software License
Exhibit D         Form of Development Plan
Exhibit E         Form of Opinion of Haligman Lottner Rubin & Fishman, P.C.
Exhibit F         Form of Opinion of Paul Hastings Janofsky & Walker LLP
Exhibit G         Form of the Company's Articles of Incorporation

SCHEDULES

Schedule 1        Business Description
Schedule 1.2      Assumed Liabilities
Schedule 4.1      TeleHub and TTC Corporate Status
Schedule 4.3      No Violations
Schedule 4.4      Capitalization
Schedule 4.7      Related Party Transactions
Schedule 4.8      Title to Assets
Schedule 4.10     Real Estate
Schedule 4.12     Intellectual Property
Schedule 4.13     Contracts
Schedule 4.15     Changes Since the Balance Sheet Date
Schedule 4.16     Insurance
Schedule 4.17     Licenses and Permits
Schedule 4.18     Benefits Plans
Schedule 4.22     Employee and Consulting Agreements and Arrangements
Schedule 4.23     Absence of Undisclosed Liabilities
Schedule 4.24     Intercompany Service
Schedule 4.25     Territorial Restrictions
Schedule 4.26     Licensing Arrangements
Schedule 4.28     Product Warranties
Schedule 4.29     Guarantees
Schedule 5.1      Newbridge Corporate Status
Schedule 5.6      Newbridge Litigation
Schedule 9.3      Fixed Assets to be Purchased
Schedule 11.1     Employees to be Hired








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


DEFINED TERMS                                               SECTION REFERENCE

Accredited Investor                                               6.1(e)
Accumulated Funding Deficiency                                    4.18(c)(vi)
Acquisition Proposal                                              9.7
Affiliate                                                         1.1
Agreement                                                         Recitals
Applicable Law                                                    4.17
Assumed Liabilities                                               1.2(a)(ii)
Business                                                          Recitals
Closing                                                           2.1
COBRA                                                             4.18(g)
Code                                                              4.18(c)(i)
Common Stock                                                      4.4
Company                                                           Recitals
Contract/Contracts                                                1.2 (a)(ii)
Control                                                           1.1(k)
Controlled Group                                                  4.18(c)(iv)
Date of the Notice of Claim                                       10.4(c)
Distribution Agreement                                            2.2(b)(vi)
Distribution                                                      6.1(a)
Employee Benefit Plan                                             4.18(a)
Environmental Laws                                                4.11(c)
ERISA                                                             4.18
Financial Statements                                              3.1
Foreign Persons                                                   4.19
Governmental Approval                                             4.3
Governmental Authority                                            4.3
Hazardous Material                                                4.11(c)
HSR Act                                                           7.1(j)
Indemnified Party                                                 10.3
Indemnifying Party                                                10.3
Intellectual Property                                             1.1
Intellectual Property Assets                                      1.1(g)
Intercompany Payables                                             1.2
Interests                                                         1.6
Material Adverse Effect                                           4.15(f)
NCUs                                                              4.27(b)
Newbridge                                                         Recitals
Notice of Claim                                                   10.3
Option Agreement                                                  2.2(a)(vii)
Other Agreements                                                  4.2
ParticipatingEemployer                                            11.2
Person                                                            4.7
Plans                                                             4.18(a)

DEFINED TERMS                                               SECTION REFERENCE


Prohibited Transaction                                            4.18(c)(vi)
Purchased Assets                                                  1.1
Real Property                                                     4.10
Release                                                           4.11(c)
Reportable Event                                                  4.18(c)(vi)
Schedules                                                         3.2
SEC                                                               5.5
Securities Act                                                    6.1(a)
Senior Discount Notes                                             7.1(h)
Software                                                          4.27
Stockholders Agreement                                            2.2(a)(vii)
Tax / Taxes                                                       4.19
Tax Authority                                                     4.19
Tax Returns                                                       4.19
Technology                                                        4.27
TeleHub                                                           Recitals
TeleHub Balance Sheet                                             3.1
TeleHub Balance Sheet Date                                        3.1
TTC                                                               Recitals
TTC Balance Sheet                                                 3.1
TTC Balance Sheet Date                                            3.1
TTC Common Shares                                                 4.4
TTC Financial Statements                                          3.1
TNS                                                               2.2(b)
VASP(TM)                                                          Recitals

                            ORGANIZATIONAL AGREEMENT

                  This Organizational Agreement (this "Agreement") dated as of March 31, 1999 is made by and among Newbridge Networks Corporation, a corporation organized under the laws of Canada ("Newbridge"), TeleHub Communications Corporation, a corporation organized under the laws of the State of Nevada, one of the states of the United States ("TeleHub"), TeleHub Technologies Corporation, a corporation organized under the laws of the State of Nevada ("TTC") and Newco Corporation, a corporation organized under the laws of the State of Nevada and whose name will be changed pursuant to this Agreement (the "Company").

                                    RECITALS:

A. Newbridge and TeleHub wish to form a new venture to further develop the Virtual Access Services Platform
                      ("VASP(TM)") technology and related products that are essential to world-wide, end-to-end, service-rich communications, as more fully described in Schedule 1 (the "Business") and expand the market for the Business.

B. The goal of the new venture will be to establish a successful, highly profitable market position for VASP(TM), specifically addressing narrowband switch replacement, addressing the needs of incumbent carriers and alternate carriers, in North America originally. In doing so, the new venture will meet the needs of Newbridge and TeleHub, by delivering a best of breed product that allows the users of the technology competitive advantage in these markets.

C. The new venture will ultimately be implemented through a new venture owned by TeleHub and Newbridge. As one of the first steps in organizing such new venture, Newbridge and TeleHub shall select a new name for the Company, and
                      TeleHub will form the Company within 10 days after the date hereof. Newbridge will invest in the Company according to the terms of this Agreement.

D. TeleHub, TTC and Newbridge wish the Company to operate as a new venture with the two principal shareholders, Newbridge and TTC, operating in a spirit of cooperation and collaboration to address the emerging narrowband switch replacement and data services markets and to grow a profitable venture which leads these markets.

                                   AGREEMENTS

                  In consideration of the recitals and respective agreements, covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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



                                   ARTICLE I
                         Capitalization of the Company


                  1.1 TeleHub Transfer of VASP-related  Property to the Company.
(a) Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements made in this Agreement by the parties hereto, at the Closing on the Closing Date (as those terms are hereinafter defined and including without limitation, TTC) TeleHub shall and shall cause its Affiliates (as hereinafter defined) to, contribute, assign, transfer, convey and deliver to the Company, and the Company shall acquire and accept from TeleHub and such Affiliates, all right, title and interest of TeleHub and such Affiliates in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereafter acquired relating to or used or held for use in connection with the Business as the same may exist on the Closing Date (collectively, the "Purchased Assets"), including without limitation all those items in the following categories that relate to or are used in or held for use in the Business and that conform to the definition of the term "Purchased Assets":

                           (a) all machinery, equipment, furniture, furnishings,
                  automobiles, trucks, vehicles, tools, dies, molds and parts and similar property (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person);

                           (b)  all  inventories  of  raw  materials,   work  in
                  process, finished products, goods, spare parts, replacement and component parts, and office and other supplies;

                           (c) all  rights  in and to  products  sold or  leased
                  (including, but not limited to, products hereafter returned or repossessed and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit);

                           (d) all rights  (including but not limited to any and
                  all Intellectual Property rights) in and to the products sold or leased and in and to any products or other Intellectual Property rights under research or development prior to or on the Closing Date;

                           (e) all of the rights of TeleHub and/or its Affiliates under all contracts, arrangements, licenses, leases and other agreements, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise;

                           (f) all notes and accounts receivable held by TeleHub
                  and/or its Affiliates and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by TeleHub and/or its Affiliates;

                           (g)  all   Intellectual   Property   and  all  rights
                  thereunder or in respect thereof (including, without limitation, goodwill) primarily relating to or used or held for use in connection with the Business, including, but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof (together with all Intellectual Property rights included in the other clauses of this Section 1.1, the "Intellectual Property Assets");

                           (h) all books,  records,  manuals and other materials
                  (in any form or medium), advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files;

                           (i) to the extent their transfer is permitted by law,
                  all   governmental   approvals,   including  all  applications
                  therefor;

                           (j) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by TeleHub and/or its Affiliates with respect to the Business or the ownership, use, function or value of any Purchased Asset, whether arising by way of counterclaim or otherwise; and

                           (k)  all  guarantees,   warranties,  indemnities  and
                  similar rights in favor of TeleHub and/or its Affiliates with respect to any Purchased Asset.

         For the purposes of this Agreement, an "Affiliate" shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such specified person, (b) any officer, director, partner, legal representative (including a trustee for the benefit of such specified person) or employee of such specified Person, and (c) any Person for which such specified Person acts as an officer, director, partner or employee. As used in this definition of "Affiliate," the term "control" and any derivatives thereof mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. For the purposes of this Agreement, "Intellectual Property" shall mean any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registrations thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f)
         intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

                  1.2  Assumed Liabilities.

                  (a) Subject to the provisions of Section 1.2(b) hereof, effective as of the Closing on the Closing Date, the Company shall assume only those liabilities and obligations of TeleHub, TTC or any of their Affiliates set forth below:

                           (i) those liabilities, obligations and commitments relating exclusively to the Business or the Purchased Assets that are set forth on and in the amounts set forth on Schedule 1.2;

                           (ii) all debts, obligations, and liabilities arising under the contracts, agreements, licenses, leases, commitments, sales orders, purchase orders, invoices and other agreements to which TTC is a party or bound and which relate to the Business and which are set forth on Schedule 1.2 (hereinafter referred to individually as a "Contract" and collectively, the "Contracts")

                           (iii) Intercompany debt of $22,000,000 relating to the Business (the "Intercompany Payable"), owed by TTC to TeleHub, as represented by a promissory note evidencing such debt; and

                           (iv) the Software License in the form attached hereto as Exhibit C .

(All of the foregoing liabilities and obligations are set forth on Schedule 1.2 hereto and are hereinafter referred to collectively as, the "Assumed Liabilities"). The Assumed Liabilities at the time of Closing, other than the performance obligations under the Contracts and the Intercompany Payable, shall not exceed $2,500,000.





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


                  (b)......Except  for the Assumed  Liabilities,  the Company is
not assuming and is not responsible for any debts, obligations or liabilities of TeleHub or TTC, whether known or unknown, fixed or unfixed, choate or unchoate, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, absolute, contingent or otherwise. Not in limitation of the generality of the foregoing, the Company is not assuming and is not responsible for the following:

                           (i) All litigation and claims, including, without limitation, those described in the Schedules to this Agreement, whether commenced before, on or after the Closing Date, based upon the acts or omissions of either TeleHub or TTC or any of their Affiliates or operation or conduct of the Business or products manufactured by either TeleHub or TTC or any of their Affiliates prior to the Closing Date;

                           (ii)  Any  liabilities  for   Taxes  (as  hereinafter
        defined); and

                           (iii) All liabilities  arising out of, resulting from
        or relating to any violation of or liability arising under any statute, ordinance, regulation or other governmental requirement including, without limitation, any Environmental Laws including, without limitation, the use, generation, disposal, treatment, storage, transportation arrangement for disposal or treatment, Release or threatened Release of Hazardous Materials by TeleHub, TTC or any of their Affiliates or any predecessor of any of them.

                  1.3 Purchase of Common Stock by Newbridge. At the Closing on the Closing Date, Newbridge shall purchase from the Company 3,293,333 shares of Common Stock (as defined herein) for a purchase price of Fifty Two Million Dollars ($52,000,000) and Newbridge shall purchase from TeleHub 506,667 shares of Common Stock for a purchase price of Eight Million Dollars ($8,000,000).

                  1.4 Payments by the Company to TeleHub. At the Closing on the Closing Date, the Company shall pay to TeleHub Twenty-Two Million Dollars ($22,000,000) represented by the promissory note by TTC in favor of TeleHub and assigned to the Company pursuant to Section 1.2 in full payment of the Intercompany Payables.

                  1.5 Wire Transfers. The amounts to be transferred pursuant to Sections 1.3 and 1.4 hereof shall be by the wire transfer of immediately available federal funds to an account designated in writing by the recipient thereof prior to the Closing on the Closing Date.

                  1.6 Assignment of Purchased Assets. (a) To the extent that any Contract, property interest, qualification or other Purchased Asset to be contributed, assigned, transferred or conveyed to the Company, or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests"), cannot be contributed, assigned, transferred or conveyed without the approval, consent or waiver of or filing with the issuer thereof or the other party thereto or any third person (including a government or governmental unit), or to the extent that contribution, assignment, transfer or conveyance or attempted contribution, assignment, transfer or conveyance of any such Interest would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute a contribution, assignment, transfer or conveyance thereof or an attempted contribution, assignment, transfer or conveyance thereof.

                  (b) To the extent that any of the approvals, consents, filings, waivers, permits, licenses, registrations or other authorizations referred to in Section 1.6(a) hereof have not been obtained by TeleHub or TTC as of the Closing, TeleHub or TTC shall, during the remaining term of such Interests, use all reasonable efforts to (i) obtain the consent of any such third person (including a government or governmental unit), (ii) cooperate with the Company in any reasonable and lawful arrangement designed to provide the benefits of such Interests to the Company and (iii) enforce, at the request of the Company and for the benefit of the Company, any rights of TeleHub or TTC or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the written request of the Company). Any such efforts by TeleHub or TTC pursuant to this Section 1.6(b) shall be at the expense of TeleHub.

                  1.7 Sales and Transfer Tax. TeleHub shall pay the cost of any transfer, sales, use, purchase, value added, excise or similar tax imposed under the laws of the United States or Canada, or any state, province or political subdivision thereof, which arises out of the sale or transfer of the Purchased Assets to the Company pursuant to this Agreement or the sale of the Common Stock to Newbridge or TTC.


                                   ARTICLE II
                      Closing and Closing Date Deliveries

                  2.1 Closing Date. The term "Closing" as used herein shall refer to the consummation of the transactions set forth in Sections 1.1, 1.2,
1.3 and 1.4 hereof. The Closing shall take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois at 10:00 a.m. Chicago time on the date five business days after the fulfillment of the conditions set forth in
Article VII hereof, or at such other date or at such other place and time as is agreed to by the parties hereto.

                  2.2      Closing Deliveries and Action.

                  (a) At the Closing on the Closing Date, TeleHub and TTC shall deliver the following documents or instruments or take the following actions:

                           (i) all such bills of sale, lease assignments, contract assignments and other documents and instruments of assignment, conveyance and transfer, as Newbridge or its counsel may deem reasonably necessary to transfer and convey the Purchased Assets to the Company as contemplated by this Agreement;

                           (ii) where required, consents executed by the other parties to the Contracts consenting to the assignment of the Contracts to the Company in form and substance reasonably satisfactory to Newbridge and its counsel;

                           (iii) a certificate of good standing for TeleHub, certified by the Secretary of State of the State of Nevada;

                           (iv) Articles of Incorporation of TeleHub, certified by the Secretary of State of the State of Nevada;

                           (v)      certified copy of the by-laws of TeleHub;

                           (vi) certified copies of minutes or unanimous written consents of the Board of Directors and shareholders of TeleHub, approving the execution of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby;

                           (vii) the following agreements: (A) the Stockholders Agreement by and among the Company, TeleHub, Newbridge and TTC, in the form attached as Exhibit A (the "Stockholders Agreement"); and (B) the Option Agreement by the Company, TeleHub and TTC in favor of Newbridge in the form attached as Exhibit B (the "Option Agreement") ;

                           (viii) an opinion of Haligman Lottner Rubin & Fishman, P.C., special counsel to TeleHub and TTC in the form attached as Exhibit E, and Paul, Hastings, Janofsky & Walker LLP in the form of Exhibit F hereto and otherwise, in form and substance reasonably satisfactory to Newbridge which shall, among other things, address the consent solicitations and enforceability of the consents and waivers under the indenture relating to Senior Discount Notes (as hereinafter defined) and a copy, certified by the Secretary of the Company, of (i) the Consent Solicitation used to obtain such consents (the "Consent Solicitation") and (ii) the Supplemental Indenture setting forth the amendments to the indenture relating to the Senior Discounts Notes (the "Supplemental Indenture");

                           (ix) an opinion of counsel of Netzorg & Caschette, P.C., special Nevada counsel to TeleHub and TTC in form and substance reasonably satisfactory to Newbridge;

                           (x) all required consents, approvals or authorizations of any Governmental Authority or other person in connection with the performance by TeleHub or TTC of their respective obligations under this Agreement, the Other Agreements and the transactions contemplated hereby and thereby;

                           (xi)  deliver  to   Newbridge  a  stock   certificate
         representing  506,667 shares of Common Stock as contemplated by Section
         1.3 hereof;

                           (xii)  a  letter   agreement  from  TeleHub  and  TNS
         addressed to the Company that permits the Company to use and occupy the real property described in Schedule 4.10;

                           (xiii) a Tax Sharing Agreement which shall have a term of one year from the Closing Date (i) reserve to the Company the net operating losses generated by the Company and (ii) provide that TeleHub and its Affiliates (other than the Company) shall not use, and shall forego, any deductions attributable to any net operating losses generated by the Company; and

                           (xiv) such other documents, instruments or certificates to be delivered by TeleHub, as Newbridge or its counsel may reasonably request to carry out the purposes of this Agreement or the Other Agreements.

                  (b) At the Closing on the Closing Date, TTC and/or the Company shall deliver the following documents or instruments or take the following actions:

                           (i) all such bills of sale, lease assignments, contract assignments and other documents and instruments of assignment, conveyance and transfer, as Newbridge or its counsel may deem reasonably necessary to transfer and convey the Purchased Assets to the Company as contemplated by this Agreement;

                           (ii) where required, consents executed by the other parties to the Contracts consenting to the assignment of the Contracts to the Company in form and substance reasonably satisfactory to Newbridge and its counsel;

                           (iii) a certificate of good standing of each of the Company and TTC, certified by the Secretary of State of the State of Nevada;

                           (iv) Articles of Incorporation of TTC and of the Company, certified by the Secretary of the State of Nevada, and with respect to the Company, which conform to the provisions of the Stockholders Agreement and are substantially in the form attached hereto as Exhibit G;

                           (v) certified copy of the by-laws of TTC and the Company, amended to conform to the provisions of the Stockholders Agreement;

                           (vi) certified copies of minutes or unanimous written consents of the Board of Directors and shareholders of TTC and the Company, approving the execution of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby;

                           (vii) issue and deliver to (a) TeleHub the payments as contemplated by Section 1.3 hereof, and (b) Newbridge a stock certificate representing 3,293,333 shares of Common Stock as contemplated by Section 1.3 hereof;

                           (viii) the  following  agreements:  (a) the  Software
         License Agreement between the Company and TeleHub Network Services Corporation ("TNS"), in the form attached as Exhibit C (the "Software License"); and (b) the Option Agreement;

                           (ix)   all    required    consents,    approvals   or
         authorizations of any Governmental Authority or other person in connection with the performance by TTC or the Company of its obligations under this Agreement or the Other Agreements and the transactions contemplated hereby or thereby; and

                           (x) such other documents, instruments or certificates to be delivered by TTC or the Company, as Newbridge or its respective counsel may reasonably request to carry out the purposes of this Agreement.

                  (c) At the Closing on the Closing Date, Newbridge shall deliver the following documents or instruments or take the following actions:

                           (i) Newbridge shall pay the consideration specified in Section 1.3 to TeleHub and the Company as specified therein in exchange for shares of Common Stock as specified therein;

                           (ii) certified copy of the Articles of Incorporation of Newbridge;

                           (iii) certified copy of the by-laws of Newbridge;

                           (iv) certified copies of minutes or unanimous written consents of the Board of Directors of Newbridge, approving the execution of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby;

                           (v)   the Shareholders Agreement;

                           (vi) an opinion of Winston & Strawn, special counsel to Newbridge, reasonably satisfactory to TeleHub and TTC; and

                           (vii)   such   other   documents,    instruments   or
         certificates to be delivered by Newbridge, as TeleHub or its counsel may reasonably request to carry out the purposes of this Agreement.

                  2.3 Post-Closing Cooperation. TeleHub, TTC and Newbridge shall, on request, on and after the Closing Date, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


                                  ARTICLE III
                       Financial Statements and Schedules

                  3.1 Financial Statements. (a) The obligation of Newbridge to purchase any Common Stock at the Closing is subject to the delivery by TeleHub to Newbridge of the audited consolidated balance sheets of TeleHub as of December 31, 1998 and the related audited consolidated statements of income, cash flow and shareholders equity for December 31, 1998, together with the notes thereto and the unqualified opinion thereon of PriceWaterhouse Coopers LLP, TeleHub's independent public accountants (hereinafter collectively referred to as the "Financial Statements"). The TeleHub balance sheet included in the Financial Statements is referred to as the "TeleHub Balance Sheet" and December 31, 1998 is referred to as the "TeleHub Balance Sheet Date."

                  (b) TeleHub has heretofore delivered to Newbridge the unaudited consolidated balance sheet of TTC as of December 31, 1998 (the "TTC Balance Sheet") and the related unaudited consolidated statements of income and shareholders equity for December 31, 1998, hereinafter collectively referred to as the "TTC Financial Statements". December 31, 1998 is referred to as the "TTC Balance Sheet Date".

                  3.2 Schedules. TeleHub has heretofore delivered to Newbridge the disclosure schedules required by this Agreement ("Schedules") together with copies of each contract, agreement, commitment or plan or other document or instrument referred to in the Schedules.


                                   ARTICLE IV
                Warranties and Representations of TeleHub and TTC

                  TeleHub and TTC, jointly and severally, warrant and represent to the Company and Newbridge (a) as of the date hereof and as of the Closing Date, with respect to TeleHub or TTC and (b) as of the date of incorporation of the Company and as of the Closing Date, with respect to the Company, (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations either the Company or Newbridge has heretofore made, or may hereafter make, with respect to such warranties and representations) as follows:

                  4.1 Corporate Status. (a) Each of the Company, TeleHub and TTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Schedule 4.1 sets forth the states in which TeleHub, the Company or TTC is qualified to do business as a foreign corporation and neither TeleHub, the Company nor TTC is required to be qualified to do business as a foreign corporation in any other state or jurisdiction, except such states or jurisdictions where the failure to be qualified would not have a material adverse effect on the operations or the financial condition of TeleHub, the Company or TTC; and

                  (b) Each of TeleHub, the Company and TTC has full corporate power and authority to carry on its business (including its portion of the Business) and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  4.2 Authority and Binding Obligation. (a) Each of TeleHub, the Company and TTC, as applicable, has full right and power to execute and deliver this Agreement and each of the agreements contemplated hereby, including without limitation, those agreements (including without limitation the Agreements attached hereto as exhibits, the Indenture Supplement, Consent Solicitation and documents evidencing the transfer of assets and liabilities to the Company) set forth in Article II hereof ("Other Agreements"), to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby;

                  (b) The execution and delivery by each of TeleHub, the Company and TTC of this Agreement and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the execution and delivery by each of TeleHub, the Company and TTC of the Other Agreements to which it is a party will have been, duly authorized by all requisite corporate action of TeleHub, the Company or TTC, as applicable.

                  (c) This Agreement is, and on the Closing Date each of the Other Agreements to which each of TeleHub, the Company or TTC is a party will be, legal, valid and binding obligations of such party, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  4.3 No Violations. Neither the execution, delivery and performance of this Agreement or the Other Agreements by TeleHub, the Company or TTC nor the consummation of the transfer of the Purchased Assets or any other transaction contemplated by this Agreement or the Other Agreements, does or will, after the giving of notice, or the lapse of time, or otherwise, (a) conflict with, result in a breach of, or constitute a default under, (i) the Articles of Incorporation or By-laws of TeleHub, the Company or TTC, (ii) constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Authority, (iii) Governmental Approvals, and (iv) orders, decisions, injunctions, judgements, awards and decrees of or agreements with any Governmental Authority; (v) any lease, contract, agreement, arrangement, commitment or plan to which TeleHub, the Company or TTC is a party;
(b) result in the creation of any mortgage, pledge, lien, claim, charge, encumbrance or other adverse interest upon any of the Purchased Assets; (c) terminate, amend, modify, abandon, or refuse to perform, any lease, contract, agreement, arrangement, commitment or plan to which TeleHub, the Company or TTC is a party, except as disclosed in Schedule 4.3; or (d) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any lease, contract, agreement, arrangement, commitment or plan to which TeleHub, the Company or TTC is a party. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the consummation by the Company, TeleHub or TTC of the transactions contemplated by the Transaction Documents or the Consent Documents, including without limitation the issue and sale of the Common Stock to TeleHub, TTC and Newco. For the purposes hereof, "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judiciary, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization. For the purposes hereof, "Governmental Approval" shall mean any decree, consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certification, declaration or filing with, or report or notice to, any Governmental Authority.

                  4.4 Capitalization of the Company. (a) The Company has total authorized capital stock of (i) 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which no shares of Common Stock are issued and outstanding on the date hereof, and on the Closing Date immediately prior to the issuance of Common Stock for Newbridge, 16,706,667 shares of Common Stock will be issued and outstanding and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share, of which none is issued and outstanding. TeleHub owns all of the issued and outstanding capital stock of TTC. On the Closing Date, TeleHub will own 506,667 shares of Common Stock and on the Closing Date, immediately prior to the issuance of Common Stock to Newbridge, TTC will own 16,200,000 shares of Common Stock, which together will be all the issued and outstanding capital stock of the Company.

                  (b) There are no outstanding options, warrants, rights, privileges or other arrangements, preemptive, contractual or otherwise, to acquire any shares of capital stock or other securities of TTC or the Company. There are no contracts between or among any of the shareholders of TTC or the Company relating to the voting or transfer of any shares of capital stock of TTC or the Common Stock. All shares of capital stock of TTC and the Common Stock are free and clear of all liens, claims, pledges, encumbrances, security interests or other rights or restrictions. No approvals or consents of any nature of any party or entity are necessary in connection with the transactions contemplated hereby.

                  (c) Neither TeleHub, the Company nor TTC owns any securities or other direct or indirect interest in any firm, corporation or other entity

(including any joint venture, partnership or limited liability company), except as disclosed on Schedule 4.4).

                  4.5 Brokers. Neither this Agreement nor any other transaction contemplated by this Agreement was induced or procured through any person, firm, corporation or other entity acting on behalf of, or representing TeleHub, the Company or TTC or any of their Affiliates as broker, finder, investment banker, financial advisor or in any similar capacity, except for BancBoston Robertson Stephens, Inc., whose fees and expenses will be paid by TeleHub.

                  4.6 Required Assets. Subsequent to the consummation of the transactions contemplated hereby, all of the rights, properties and assets utilized or required by TeleHub or TTC or any of their Affiliates in connection with owning and operating the Business and the Purchased Assets will be (a) owned by the Company or licensed or leased to the Company; and (b) included in the Purchased Assets. Except for the leased office space described on Section 4.10, the Purchased Assets and Contracts comprise all of the assets and services presently used in the Business or required for the continued conduct of the Business by the Company as now being conducted by TeleHub or TTC or any of their Affiliates.

                  4.7 Related Party Transaction. Neither TeleHub, the Company, TTC or any of TeleHub's, the Company's or TTC's officers, directors or employees
(a) own five percent (5%) or more of any class of securities of, or has an equity interest of five percent (5%) or more in, any Person, which has any business relationship (as lessor, supplier, customer or otherwise) with the Business; (b) owns, or has any interest in, any right, property or asset which is utilized or required by TeleHub, the Company or TTC in connection with owning or operating the Business and the Purchased Assets, or (c) has any other business relationship (as lessor, supplier, customer or otherwise) with the Business. For purposes of this Agreement, "Person" means any person, firm, corporation, partnership, joint venture or other entity.

                  4.8 Title to Purchased Assets. (a) On the Balance Sheet Date, either TeleHub or TTC had, and on the date hereof either TeleHub or TTC has, and on the Closing Date, the Company will have, good and marketable title to all of the Purchased Assets, free and clear of any mortgages, pledges, liens, security interests, encumbrances or other charges or rights of others of any kind or nature, except as disclosed in Schedule 4.8;

                  (b) At the Closing on the Closing Date, TeleHub and TTC will contribute, assign, convey, transfer and deliver good and marketable title to all of the Purchased Assets to the Company, free and clear of any mortgages, pledges, liens, security interests, encumbrances or other charges or rights of others of any kind or nature, except as described in Schedule 4.8.

                  (c) The Purchased Assets include, without limitation, those items described in Schedule 4.8.

                  4.9 Condition of Purchased Assets. All of the fixtures, leasehold improvements and other improvements, machinery, equipment, tools and other personal property included in the Purchased Assets are in good condition and repair, ordinary wear and tear excepted.

                  4.10 Real Estate. Schedule 4.10 sets forth a true and complete schedule setting forth and describing all real estate leased by TeleHub, the Company or TTC and which TeleHub or TTC utilizes or requires in the operation of the Business ("Real Property") and all leases and other agreements with respect thereto (the "Leases"). The Company does not and has not owned any real property. Except as set forth in Schedule 4.10, all Leases are, and will be on the Closing Date, valid and enforceable in all respects; all obligations under the Leases required to be performed by TeleHub or TTC prior to the Closing Date have been performed; neither TeleHub nor TTC is presently in default under any Lease; the tenant under each Lease possess and quietly enjoys the premises; and neither the Leases nor the estates created thereby are subject to any liens, encumbrances, easements, rights of way, building or use restrictions, reservation or limitations as do or would in any material respect interfere with or impair any normal conduct of the Business or of the Company. To the best knowledge of TeleHub, the parties to the Leases have not committed any event of default under any Lease or any financing obligations which is secured by such Lease which is prior in right to such Lease and no event has occurred which with the passage of time or the giving of notice or both would result in the occurrence of such event of default. The letter agreement delivered by TeleHub and TNS to the Company pursuant to Section 2.2(a)(xii) fully and effectively transfers to the Company the right to use and occupy the premises to which the Leases described in Schedule 4.10 relate.

                  4.11 Litigation and Compliance with Laws. (a) There is no action at law or in equity, no arbitration proceeding, and no action, proceeding, complaint, notice of violation, information request or investigation of any nature before or by any Governmental Authority, pending or threatened against or affecting TeleHub, the Company or TTC or the operations, business or affairs of the Business, or any of the Purchased Assets or either TeleHub's, the Company's or TTC's right to own the Purchased Assets or operate the Business; and neither TeleHub, the Company nor TTC have knowledge of any state of facts or contemplated events which may reasonably be expected to give rise to any such claim, action, suit, proceeding, complaint, notice of violation, information request or investigation.

                  (b) Neither TeleHub, the Company nor TTC is a party to or bound by any collective bargaining agreement and no employees of any of them are represented by any union or bargaining unit. There is no request for union representation pending or threatened against either party or affecting the Business or the Business' operations.

                  (c) Neither TeleHub nor TTC (with respect to the Business and the Purchased Assets) nor the Company is owning or operating, and has not owned or operated the Business or the Purchased Assets, and is not carrying on or conducting, and has not carried on or conducted, any business in violation of or in a manner that could result in liability under any federal, foreign, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process including, without limitation, any Environmental Laws (as hereinafter defined) or any law relating to occupational health or safety. There is no and has not been any Release or threatened Release of any Hazardous Material existing on, beneath, from or in the vicinity of the surface, subsurface, groundwater, sediment, rivers or other bodies of water associated with the Real Property, currently occurring or occurring at any time in the past. For purposes of this Agreement: "Environmental Laws" shall mean any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, permits, licenses, authorizations, requirements of any governmental authority, or requirements of law (including, without limitation, common law) now in effect relating to any manner to contamination, pollution, or protection of the environment, human health or safety; "Hazardous Material" shall mean any substance which is (i) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Laws, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive or carcinogenic or (iv) regulated pursuant to any Environmental Laws; "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including, without limitation, the abandonment or discarding of barrels, containers, and other receptables containing any Hazardous Material).

                  4.12 Intellectual Property. (a) Schedule 4.12 sets forth the true and complete schedule of all trade names, trademark registrations, trademark applications; service marks, servicemark registrations, servicemark applications; copyrights, copyright registrations, copyright applications; patent rights (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues and patents of addition) and any licenses or sublicenses with respect to the foregoing which are utilized or required in the conduct of the Business and the Purchased Assets. All registrations listed in Schedule 4.12 are in good standing, valid, subsisting and in full force and effect in accordance with their terms. Except as set forth in Schedule 4.12, no licenses, sublicenses, covenants or agreements have been granted or entered into by TeleHub or TTC in respect of any of such trade names, trademarks, service marks, copyrights or patents or any applications therefor.

                  (b) No other patents, trademarks, trade names, service marks or copyrights or other intellectual property is necessary for the conduct of the Business as presently operated or as contemplated to be operated as set forth in Exhibit H to the Shareholders Agreement.

                  (c) There is not now and has not been  during  the past  seven
(7) years any infringement, misuse or misappropriation by TeleHub, the Company or TTC of any valid patent, trademark, trade name, servicemark, copyright, trade secret or other Intellectual Property owned by any third party, and there is not now any existing or threatened claim against TeleHub, the Company or TTC of infringement, misuse or misappropriation of any patent, trademark, trade name, servicemark, copyright, trade secret or other Intellectual Property.

                  (d) There is no pending or threatened claim by TeleHub, the Company or TTC against others for infringement, misuse or misappropriation of any patent, trademark, trade name, servicemark, copyright, trade secret or other Intellectual Property owned by TeleHub and which is utilized or required in the conduct of the Business or which is owned by TTC or the Company.

                  (e) No shareholder, director, officer or employee of or consultant to TeleHub, the Company or TTC or any other Person owns, directly or indirectly, in whole or in part, any invention, patent, proprietary right, trademark, servicemark, trade name, brand name or copyright or application therefor (i) which TeleHub or TTC (with respect to the Business and the Purchased Assets) or the Company is using; (ii) the use of which is necessary for the Business; or (iii) which pertains to the art in which the Business is engaged. All shareholders, directors, officers and employees of and consultants to TeleHub, the Company and TTC have agreed to abide by the "Invention Assignment and Confidentiality Covenant," a copy of which is provided in
Schedule 4.12, or a substantially similar agreement.

                  4.13 Contracts. (a) Schedule 4.13 contains a true and complete schedule setting forth and describing all Contracts and all other personal property leases, real property leases, and all other contracts, agreements, instruments, arrangements and commitments (oral or written) to which TeleHub or TTC (with respect to the Business and the Purchased Assets) is a party, except
(i) leases, contracts, agreements or commitments which may be terminated by TeleHub or TTC on thirty (30) days' or less written notice without penalty to TeleHub or TTC; or (ii) leases, contracts, agreements or commitments which have a term of one (1) year or less and involve payment by or to TeleHub or TTC of Twenty Five Thousand Dollars ($25,000) or less. Schedule 4.13 includes without limitation, to the extent relating to the Business, the Purchased Assets or the Company, the following:

                           (i)      all contracts, agreements and commitments;

                           (ii)     all leases or real or personal property;

                           (iii)    all    permits,    licenses,     franchises,
         authorizations,   approvals,   public   utility   permits   and   other
         certificates of need or authority;

                           (iv) all promissory notes, indentures, guarantees, letters of credit, installment obligations, bonds, mortgages, liens, pledges, security agreements, or other instruments relating to the borrowing of money or the guarantee of any obligation for the borrowing of money or the creation of any security interests;

                           (v)    all collective bargaining or union agreements;

                           (vi)    all   patents,  trademarks,    trade    names
         copyrights;

                           (vii)   all employment or consulting agreements;

                           (viii) all agreements, contracts or other commitments that would limit the ability of the Company to compete in any line of business or with any person or in any geographical area or otherwise to conduct its business as presently conducted or to use or disclose any information in its possession;

                           (ix)  a  list  of  all  bank   accounts   and   other
         depositories   including  authorized  signers  for  such  accounts  and
         depositories:

                           (x)  all   pension,   retirement,   bonus,   deferred
         compensation, stock purchase, profit sharing or similar plans; and

                           (xi) all of any other agreements and instruments which are binding on the Company or any of its property or pursuant to which it derives any material benefit.

                  (b) All Contracts and all other leases, contracts, agreements, instruments, arrangements and commitments to be conveyed to the Company under this Agreement are valid, binding and enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  (c) Neither TeleHub, the Company, TTC nor any other Person is in breach of, or default under, any Contract or any other lease, contract, agreement, instruments, arrangements or commitment to be conveyed to the Company under this Agreement and no event or action has occurred, is pending or threatened, which, after the giving of notice, or the lapse of time, or otherwise, could constitute or result in a breach by TeleHub, the Company, TTC or any other Person, or a default by TeleHub, the Company, TTC or any other Person under any Contract, any other lease, contract, agreement, instruments, arrangements or commitment to be conveyed to the Company under this Agreement.

                  (d) TeleHub and TTC have delivered to Newbridge complete and correct copies of the Contracts, all written leases, contracts, agreements, instruments, arrangements and commitments together with amendments thereto and accurate descriptions of all material terms of all oral agreements set forth on
Schedule 4.13.

                  4.14 Financial Statements and Related Matters. (a) The Financial Statements and TTC Financial Statements are attached hereto as
Schedule 4.14. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all respects the consolidated financial position and results of operations and cash flows of TeleHub and TTC at the dates, and for the periods indicated therein. The TTC Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied and presents fairly in all respects the financial position and results of operations of TTC at the dates and for the periods indicated therein.

                  (b) On the TeleHub Balance Sheet Date and the TTC Balance Sheet Date, all debts, liabilities or obligations of TeleHub and TTC, respectively, of any nature (whether accrued, absolute, contingent or otherwise) which are of the type required by generally accepted accounting principles to be reflected on balance sheets and the notes thereto, were fully disclosed, reflected or reserved against in the TeleHub Balance Sheet or the notes thereto and in the TTC Balance Sheet. Except for current liabilities or obligations which have been incurred since the TeleHub Balance Sheet Date in the ordinary course of business and which, individually and in the aggregate are not material to the Business, since the TeleHub Balance Sheet Date, neither TeleHub nor TTC has incurred any debt, liability or obligation of any nature (whether known or unknown, accrued, absolute, contingent or otherwise and whether due or to become due). Subsequent to the transfer of the Purchased Assets and the Company's assumption of the Assumed Liabilities, the Company will not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except as set forth in
Schedule 1.2.

                  (c) All of the accounts receivables which are reflected in the TeleHub Balance Sheet and the TTC Balance Sheet were acquired by TeleHub or TTC, respectively, in the ordinary and regular course of the conduct of the Business; and all of the accounts receivables which have been or will be acquired by TeleHub or TTC, respectively, since the TeleHub Balance Sheet Date and the TTC Balance Sheet Date were or will be acquired in the ordinary and regular course of the conduct of the Business. The accounts receivable owned by the Company or conveyed to the Company on the Closing Date pursuant to this Agreement shall be collectible in full by the Company within sixty (60) days after their respective due dates.

                  (d) On the Closing Date after the payment of amounts owed to TeleHub and its Affiliates pursuant to Section 1.4 hereof, the Company's Assumed Liabilities will not exceed $2,500,000.

                  4.15 Changes Since the Balance Sheet Date. Since the TeleHub Balance Sheet Date and the
TTC Balance Sheet Date:

                  (a) The Business has been conducted an carried on only in the ordinary and regular course;

                  (b) Except as set forth in Schedule 4.15, neither TeleHub, the Company nor TTC has (i) purchased, sold, leased, mortgaged, pledged or otherwise acquired or disposed of, or subjected to lien, security interest, change or other restrictions or limitations of any nature whatsoever, any properties or assets of or for the Business, (ii) cancelled or compromised any debt or claim, or waived or released any right of substantial value or (iii) entered into any transaction, contract or commitment other than in the ordinary course of business;

                  (c) Neither TeleHub, the Company nor TTC has received any written notice of termination of any contract, lease or other agreement or sustained or incurred any loss or damage (whether or not insured against) on account of fire, flood, accident or other calamity which has interfered with or affected or may interfere with or affect, the operation of the Business;

                  (d) Except as set forth in Schedule 4.15, neither TeleHub, the Company nor TTC has made, or become committed to make, any payment, contribution or award under or into any bonus, pension, profit sharing, deferred compensation or similar plan, program or trust covering an employee of the Business;

                  (e) Except as set forth in Schedule 4.15, neither TeleHub, the Company nor TTC has increased the rate of compensation of any employee of the Business;

                  (f) There has been no material adverse change in or with respect to the results of operations, financial condition, operations, the business, prospects, rights, properties, assets or liabilities of the Business or its relations with its employees, creditors, suppliers, distributors, customers, or others having business relationships with the Business and no state of facts exists which may reasonably be expected to give rise to any such material adverse change (a "Material Adverse Effect");

                  (g) Neither TeleHub, the Company nor TTC has changed any accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) used with respect to the Business and the Purchased Assets;

                  (h) Except as set forth on Schedule 4.15, neither TeleHub, the Company nor TTC has declared or paid any dividend, whether in cash or properties, with respect to the Common Stock, or made any other distribution of cash or property in respect to the Common Stock;

                  (i) Neither TeleHub, the Company nor TTC has incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, individually or in the aggregate, could have a Material Adverse Effect with respect to the Business;

                  (j) Neither TeleHub, the Company or TTC has transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto relating to the Business and the Purchased Assets;

                  (k) Except as set forth in Section 4.11 hereof, neither TeleHub, the Company or TTC has instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Business or the Purchased Assets other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $50,000;

                  (l) Each of TeleHub, the Company and TTC has paid its liabilities and obligations incurred in the ordinary and regular course of its business relating to the Business;

                  (m) Neither TeleHub, the Company nor TTC has discharged or satisfied any lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;

                  (n) The Company has not entered into any transaction, contract or commitment other than this Agreement and the Other Agreements or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the Other Agreements or the transactions contemplated hereby or thereby; or

                  (o) Neither TeleHub, the Company nor TTC has agreed to do any of the items set forth in this Section 4.15 relating to the Business.

                  4.16 Insurance. Schedule 4.16 sets forth and describes all policies of insurance which are owned or held by TeleHub, the Company or TTC and that relate to the Purchased Assets or the Business; and all of such policies of insurance are in good standing, valid and subsisting, and in full force and effect in accordance with their terms. Such insurance policies are adequate and customary for the conduct of the Business. TeleHub and TTC have complied in all material respects with the term of such policies.

                  4.17 Licenses and Permits. (a) Each of TeleHub and TTC (with respect to the Business and the Purchased Assets) and the Company has complied in all material respects with all Applicable Laws and neither TeleHub, the Company nor TTC has received any notice alleging any such conflict, violation, breach or default. For the purposes hereof, "Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgements, awards and decrees of or agreements with any Governmental Authority.

         (b) Schedule 4.17 sets forth a complete and correct list of all Governmental Approvals and other licenses, franchises, permits and consents held by the Company, TeleHub or TTC relating to the Business. Such Governmental Approvals, licenses, franchises, permits and consents are valid and in effect on the date hereof and neither TeleHub, the Company nor TTC has received any notice that any appropriate party or governmental authority intends to cancel, terminate or not renew any of the same. Each of TeleHub, the Company and TTC holds all Governmental Approvals and all other licenses, permits necessary for the conduct of the Business as heretofore conducted, including, without limitation, any licenses, permits and Governmental Approvals required under applicable Environmental Laws.

         (c) To the knowledge of TeleHub, the Company and TTC, there are no proposed laws, rules, regulations, ordinances, orders, judgements, decrees, governmental takings, condemnations or other proceedings which would be applicable to the business, operations or properties of the Business and which might adversely affect the properties, assets, liabilities, operations or prospects of the Business, either before or after the Closing Date.

                  4.18 Benefit Plans. (a) Schedule 4.18 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employment Retirement Income Security Act of 1974, as amended
("ERISA")), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of TeleHub, the Company or TTC or any Controlled Group member has any present or future right to benefits or under which TeleHub, the Company or TTC or any Controlled Group member has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Plans."

                  (b) With respect to each Plan, TeleHub has delivered to Newbridge a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable; (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter if applicable; (iii) any summary plan description and other written communications (or a decision of any oral communications) to employees concerning the extent of the benefits provided under a Plan; and (iv) for the most recent plan year (I) Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

                           (c) (i) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended ("Code") and other applicable laws, rules and regulations;

                            (ii) Each Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification;

                           (iii) With respect to any Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, threatened, and, no facts or circumstances exist which could give rise to any such actions, suits, or claims;

                           (iv) No event has occurred and no condition exists that would subject TeleHub, the Company or TTC, or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) that includes TeleHub, the Company or TTC respectively), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations;

                           (v) For each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and

                           (vi) No "reportable event" (as such term is defined in ERISA Section 4043), "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Plan.

                  (d) With respect to each of the Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                  (e) Neither TeleHub, the Company nor TTC, nor any Controlled Group member, is, nor has ever been, a party to any multiemployer plan (within the meaning of ERISA Section 4001(a)(3).

                  (f) No Plan exists that could result in the payment to any person or former employee of TeleHub, the Company or TTC of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of TeleHub, the Company or TTC as a result of the transactions contemplated by this Agreement or the Other Agreements, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

                  (g) TeleHub, the Company, TTC, and each Controlled Group member is in compliance with Section 4980B of the Code (so-called "COBRA") and all other laws which require the continuation of benefit coverage upon the happening of certain events, such as the termination of employment.

                  4.19 Tax Matters. All Tax Returns required to be filed by either TeleHub, the Company or TTC or any of their Affiliates on or before the Closing Date with respect to its activities, properties or employees have been or shall be timely filed and all Taxes which are due or which may be claimed to be due with respect to its activities, properties or employees have been or shall be timely paid or accrued within the prescribed period, including any extension thereof. All such Tax Returns are complete and accurate. There are no liens due and payable. All Taxes required to be withheld by TeleHub, the Company or TTC with respect to its activities, properties or employees have been withheld and paid over to the appropriate Tax authority. Neither TeleHub, the Company nor TTC is a party to and has not received any notice with respect to any proposed or pending action by any governmental authority for assessment or collection of Taxes with respect to its activities, properties or employees, nor is TeleHub, the Company or TTC a party to any dispute or threatened dispute in which action or dispute an adverse determination reasonably could be expected to result in a foreclosure of the Purchased Assets and no such claim for assessment or collection of Taxes has been made upon TeleHub, the Company or TTC. Neither TeleHub, the Company nor TTC is a "foreign person" within the meaning of section 1445 of the Code, and, if requested, each of TeleHub, the Company and TTC will furnish the other with an affidavit that satisfies the requirements of section 1445(b)(2) of the Code. None of the Purchased Assets are tax exempt use property under section 168(h) of the Code. None of the Purchased Assets are property that TeleHub, the Company or TTC are required to treat as being owned by any other Person pursuant to the safe harbor lease provision of former section 168(f)(8) of the Code. No portion of the cost of any of the Purchased Assets was financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in section 103 of the Code. Neither the Code nor any other provision of law requires Newbridge to withhold any portion of the investment described in Section 1.4. The Business, TeleHub, the Company and TTC are not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes. Neither TeleHub, the Company nor TTC has agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. There is no contract, agreement, plan or arrangement covering any employee or former employee of TeleHub, the Company or TTC that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of section 280G of the Code. For purposes of this Agreement, (i) the term "Tax" or "Taxes" shall mean all United States federal, state and local and all foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, net worth, intangible, privilege, business, license, transfer, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties, premiums, assessments or other similar governmental charges, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) the term "Tax Returns" shall mean any return (including any consolidated combined or unitary return), declaration, estimated, installment, report, claim for refund or information return or statement relating to Taxes which is required to be filed with any governmental agency or other Tax authority, including any schedule or attachment thereto, and including any amendment thereof and (iii) the term "Tax authority" shall mean any authority having jurisdiction over Taxes.

                  4.20 Books and Records. The financial books and records, (including, without limitation, the minute books) of the Company or pertaining to the Business are complete and correct in all material respects, have been maintained in accordance with good business practice, and reflect the basis for the financial position and results of operations of the Business set forth in the Financial Statements.

                  4.21 Disclosure. This Agreement, the related Schedules and the Registration Statement of TeleHub on Form S-4 declared effective by the SEC on December 11, 1998 hereto contain no untrue statement of any material fact nor omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  4.22  Employee and  Consulting  Agreements  and  Arrangements.
Schedule 4.22 lists and describes (i) all employment or consulting agreements to which TeleHub or TTC (with respect to the Business and the Purchased Assets) or the Company is party; and (ii) all incentive compensation and bonus (with respect to the Business and the Purchased Assets) (based on sales or otherwise) arrangements, whether written or oral, by which TeleHub or TTC (with respect to the Business and the Purchased Assets) or the Company is bound.

                  4.23 Absence of Undisclosed Liabilities. Neither TeleHub (arising out of or relating to the Business or the Purchased Assets) nor TTC nor the Company has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except to the extent disclosed or reserved against in the Financial Statements and the TTC Financial Statements (excluding the notes thereto) and
(b) liabilities and obligations that (i) were incurred after the TeleHub Balance Sheet Date and the TTC Balance Sheet Date in the ordinary course of business consistent with prior practice and (ii) individually, and in the aggregate are not material to the Business and have not had or resulted in, and will not have or result in, a material adverse effect on the Business, TeleHub, the Company or TTC.

                  4.24 Operation of the Business. TeleHub, the Company and TTC have conducted the Business only through TeleHub and TTC and not through any other division or any direct or indirect subsidiary or affiliate of TeleHub. No part of the Business is operated by TeleHub and TTC through any entity other than TeleHub and TTC. The Company has not, and prior to the Closing Date will not, engage in any business or activities whatsoever. Schedule 4.24 sets forth all services, fees, costs, expenses, products, contracts, agreements, purchases and/or sales by, between and/or among TTC, the Company, TeleHub and/or any of their Affiliates.

                  4.25 Territorial Restrictions. Neither TeleHub, the Company nor TTC is restricted by any agreement or understanding with any other Person from carrying on the Business anywhere in the world. The Company is not restricted in carrying on any business anywhere in the world.

                  4.26 Licensing Arrangements. Schedule 4.26 sets forth all agreements, arrangements or laws (i) pursuant to which either TeleHub or TTC (relating to or affecting the Business and the Purchased Assets) or the Company has licensed Intellectual Property Assets to, or the use of Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person and (ii) pursuant to which either TeleHub or TTC (relating to or affecting the Business and the Purchased Assets) and the Company has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on Schedule 4.26 (x) are in full force and effect in accordance with their terms and no default exists thereunder by either TeleHub, the Company or TTC, or to the knowledge of either TeleHub, the Company or TTC after due inquiry, by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement or the Other Agreements. All of such agreements set forth on Schedule 4.26 will be owned by the Company free and clear of all mortgages, pledges, liens, claims, security interests and encumbrances, or other charges or rights of any kind or nature at the time of Closing.

                  4.27  Year 2000 and Euro  Conformity.  All  technology  owned, developed, licensed or used in connection with the Business and the Purchased Assets or by the Company (including, without limitation, information systems and technology, commercial and noncommercial hardware and software, firmware, mechanical or electrical products, embedded systems or any other electro-mechanical or processor-based system, whether as part of a desktop system, office system, building system or otherwise) (collectively, the "Technology"):

                  (a) is subject to a Year 2000 compliance plan attached hereto as Exhibit D, which means that the Technology will function correctly, in the following manner, when dealing with dates/times and date/time related data prior to, during and after the calendar year 2000:

                           (i) the Technology shall, when processing date/time data from, into, in and between the 20th and 21st centuries, and the years 1999 and 2000, and performing leap year calculations, accurately process such date/time data (including, but not limited to accurately inputting, outputting, extracting, displaying, calculating, comparing, sorting and sequencing such data), and shall not, as a result of the processing of such data (A) create any logical or mathematical error or inconsistency, (B) malfunction or (C) cease to function; and

                           (ii) the Technology shall accurately process the date/time data exchanged with the information technology systems of all of the Company's customers and suppliers, provided that the information technology systems of such customers and suppliers format the date/time data which is to be exchanged with the Technology in the customary format or such other format as may be agreed between the Company and such customer or supplier; and

                  (b) is subject to a development plan attached hereto as Exhibit D that is to enable the Technology to process and report any data denominated in the Euro in the same manner as it processes and reports data denominated in the national currency units ("NCUs") that comprise the currencies of the Member States that adopt the Euro without any loss of functionality or interoperability or degradation in performance or volume capacity, including, without limitation, (i) operating without errors, problems, delays or the need for any further modifications as a result of the introduction of the Euro in whole or in part as a European currency or currency unit; (ii) continuing to receive, recognize, use and process both NCUs and Euro units (and permit conversions from NCUs to Euro units and vice-versa) without errors, problems, delays, or the need for any further modifications.

                  (c)  The  telecommunications  software  known  as the  Virtual
Access Services Platform software and the Pathminder software, all as more particularly described on Exhibit A to the Software License (the "Software") is Year 2000 compliant, which means that the Software will function correctly, in the following manner, when dealing with dates/times and date/time related data prior to, during and after the calendar year 2000:

                           (i) the Software shall, when processing date/time data from, into, in and between the 20th and 21st centuries, and the years 1999 and 2000, and performing leap year calculations, accurately process such date/time data (including, but not limited to accurately inputting, outputting, extracting, displaying, calculating, comparing, sorting and sequencing such data), and shall not, as a result of the processing of such data (A) create any logical or mathematical error or inconsistency, (B) malfunction or (C) cease to function; and

                           (ii) the Software shall accurately process the date/time data exchanged with the information technology systems of all of TTC's customers and suppliers, provided that the information technology systems of such customers and suppliers format the date/time data which is to be exchanged with the Technology in the customary format or such other format as may be agreed between TTC and such customer or supplier.

                  4.28 Product Warranties. Except for warranties under Applicable Law or as set forth in Schedule 4.28, (a) there are no warranties express or implied, written or oral, with respect to the products of the Business or other products of the Company and (b) there are no pending or threatened claims with respect to any such warranty, and neither TeleHub, the Company nor TTC has any liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

                  4.29 No Guarantees None of the obligations or liabilities of the Business or of TeleHub or TTC incurred in connection with the operation of the Business or of the Company is guaranteed by or subject to a similar contingent obligation of any other Person. Except as set forth on Schedule 4.29, neither TeleHub, the Company nor TTC has guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person.


                                   ARTICLE V
                  Warranties and Representations of Newbridge

                  As of the date hereof and as of the Closing Date, Newbridge warrants and represents to TeleHub, TTC and to the Company (which warranties and representations shall survive the Closing regardless of what examinations, inspections, and other investigations TeleHub or TTC has heretofore made, or may hereafter make, with respect to such warranties and representations) as follows:

                  5.1 Corporate Status. (a) Newbridge is a corporation duly organized and validly existing under the laws of Canada. Schedule 5.1 sets forth the states in which Newbridge is qualified to do business as a foreign corporation and Newbridge is not required to be qualified to do business as a foreign corporation in any other state or jurisdiction, except such states or jurisdictions where the failure to be qualified would not have a material adverse effect on the operations or the financial condition of Newbridge; and

                  (b) Newbridge has full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  5.2 Authority and Binding Obligation. (a) Newbridge has full right and power to execute and deliver this Agreement and each of the Other Agreements to which it is a party, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby;

                  (b) The executive and delivery by Newbridge of this Agreement and the consummation of the transactions contemplated hereby, have been, and on the Closing Date the execution and delivery by Newbridge of the Other Agreements to which it is a party will have been, duly authorized by all requisite corporate action of Newbridge.

                  (c) This Agreement is, and on the Closing Date each of the Other Agreements to which Newbridge is a party will be, legal, valid and binding obligations of Newbridge, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  5.3 No Violations. Neither the execution, delivery or performance of this Agreement or the Other Agreements by Newbridge to which it is a party, nor the consummation of the other transactions contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with, result in a breach of, or constitute a default under, the Certificate of Incorporation or Bylaws of Newbridge, or any federal, foreign, state or local law, statute, ordinance, rule or regulation, or any court or administrative order or process, or any material contract, agreement, commitment or plan to which Newbridge is a party or by which Newbridge or any of its rights, properties or assets is subject or is bound; or (b) result in the creation of any mortgage, pledge, lien, claim, charge, encumbrance or other adverse interest upon any material right, property or asset of Newbridge.

                  5.4 Brokers. Neither this Agreement nor any other transaction contemplated by this Agreement was induced or procured through any person, firm, corporation or other entity acting on behalf of, or representing, Newbridge or any of its members as broker, finder, investment banker, financial advisor or in any similar capacity.

                  5.5 Non-Disqualification. Neither Newbridge nor any of its directors, officers, employees, predecessors, or agents who will participate in the management of TTC could be disqualified under U.S. Securities and Exchange Commission ("SEC") Rule 262, promulgated under the Securities Act.

                  5.6 Litigation. Other than as disclosed in Schedule 5.6 hereto, the contents of which schedule have been previously provided to TeleHub and TTC, there are no actions, suits, proceedings or investigations, commenced, contemplated or threatened against or affecting Newbridge, at law or in equity, before any government department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, or any kind, which is seeking to prevent Newbridge from purchasing the Common Stock as contemplated by
Section 1.3 hereof.

                                   ARTICLE VI
        Representations and Warranties Regarding Unregistered Securities

                  6.1 Representations and Warranties. TeleHub and TTC, jointly and severally represent and warrant to Newbridge on the Closing Date and Newbridge hereby represents and warrants to TeleHub and TTC on the Closing Date that:

                  (a) such person is acquiring the Common Stock (as hereinafter defined) for investment and not with a view to distributing all or any part thereof in any transactions which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                  (b) such person acknowledges that the Common Stock has not been registered under the Securities Act or any state securities law, and the Company is under no obligation to file a registration statement with the Securities and Exchange Commission or any state securities commission with respect to Common Stock;

                  (c) such person has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Common Stock;

                  (d) such person is able to bear the complete loss of its or his investment in Common Stock;

                  (e) such person or entity is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act);

                  (f) such person or entity understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such person or entity) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, that such exemption is currently not available and that, if applicable, Rule 144 may in many instances afford the basis for sales only in limited amounts.


                                  ARTICLE VII
                             Conditions to Closing

                  7.1 Conditions to Closing for Newbridge. The obligation of Newbridge to purchase the shares of Common Stock at the Closing is subject to the fulfillment to its satisfaction of each of the following conditions (unless waived in writing by Newbridge):

                  (a) Termination. Neither TeleHub, TTC nor Newbridge shall have terminated this Agreement pursuant to Section 8.1 hereof.

                  (b) Representations and Warranties Correct. The representations and warranties made by TeleHub and TTC in Articles IV and VI shall be true and correct in all material respects as of the Closing on the Closing Date as if made on and as of the Closing Date.

                  (c) Performance. All covenants, agreements and conditions contained in this Agreement and the Other Agreements (including, but not limited to, the closing deliveries and actions set forth in Section 2.2(a) and (b)) to be performed or complied with by TeleHub, the Company or TTC at or prior to the Closing shall have been performed or complied with by the applicable party at or prior to the Closing Date.

                  (d) Compliance Certificate. TeleHub, the Company and TTC shall have delivered to Newbridge a certificate of TeleHub, the Company and TTC, executed by the chief executive officer of TeleHub, the Company and TTC, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 7.1(b) and 7.1(c) of this Agreement.

                  (e) Legal Investment. As of the Closing, the purchase of Common Stock by Newbridge shall be legally permitted by all laws and regulations to which Newbridge, TeleHub, the Company and/or TTC is subject.

                  (f) No Adverse Change.  Between the TeleHub Balance Sheet Date
and the TTC Balance Sheet Date and the Closing Date there shall have been no materially adverse change in the results of operations, financial condition or the operations, the business, prospects, rights, properties, assets or liabilities of the Business.

                  (g)  Pending  Actions.  No  investigation,   action,  suit  or
proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date which challenges, or might result in a challenge to, this Agreement, the Other Agreements or any transactions contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of this Agreement or the Other Agreements.

                  (h) Consents and Approvals. All consents, approvals or authorizations of any governmental authority or other Person required on the part of TeleHub, the Company or TTC in connection with the performance by TeleHub, the Company or TTC of their respective obligations under this Agreement, the Other Agreements and the consummation of the transactions contemplated hereby and thereby (including without limitation, consent of the holders of TeleHub's $125,000,000 aggregate principal amount of 13-7/8% senior discount notes due 2005 ("Senior Discount Notes"), to the exclusion of the Company from all covenants, agreements and terms of the indenture and other agreements pursuant to which the Senior Discount Notes shall have been issued, any other consents, approvals or authorizations described in the Schedules, shall have been duly obtained and shall be in full force and effect as of the Closing Date and all of the foregoing shall in form and substance satisfactory to Newbridge.

                  (i) Other Documents and Proceedings. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and by the Other Agreements and all documents and instruments executed and delivered or delivered pursuant to this Agreement (including, without limitation, the documents and instruments to be delivered pursuant to Section
2.2 and Section 3.1 hereof) and the Other Agreements or otherwise incident to such transactions, shall be satisfactory in form and substance to Newbridge, and Newbridge shall have received at or prior to the Closing all such documents as Newbridge shall have requested.

                  (j) HSR Act Notification. In respect of the notifications of TeleHub and Newbridge pursuant to the Hart-Scott-Rodino Antitrust Improvement Act (the "HSR Act"), the applicable waiting period and any extensions thereof shall have expired or been terminated.

                  (k) Director Approval The Board of Directors of Newbridge shall have approved the transactions contemplated by this Agreement and the Other Agreements.

                  (l) Investigation. Newbridge and Newbridge's agents shall have been afforded access to the Company's, TeleHub's and TTC's books, properties and records, officers, employees, agents, facilities and personnel, as provided in
Section 9.1, shall have completed their respective due diligence reviews of the assets, properties, liabilities, business and books and records of TeleHub, the Company and TTC, including without limitation, the development plan as to Year 2000 and Euro conformity mentioned in Section 4.27 hereof and as requested in writing by Newbridge or its counsel and shall be satisfied with the results thereof in Newbridge's reasonable discretion.

                  (m) Employment Agreements. Each of John A. Strand III, Gary Brown, Greg Nitsche, William Sund, Anthony Zaide and the other individuals listed on Schedule 4.22 shall have (i) amended his employment agreement to provide that the consummation of the transactions contemplated by this Agreement and the Other Agreements shall not constitute a "Change of Control" thereunder and (ii) agreed to the assignment of their employment agreements to the Company.

                  (n) Intellectual Property. TeleHub and/or TNS shall have executed assignments in favor of the Company of all of the right, title and interest of TeleHub and/or TNS in and to the Intellectual Property included in the Purchased Assets.

                  7.2      Conditions to Closing for TeleHub and TTC.

                  The obligation of TeleHub or TTC to contribute the Purchased Assets is subject to the fulfillment to its satisfaction of each of the following conditions (unless waived in writing by TeleHub):

                  (a) Termination. Neither TeleHub, TTC nor Newbridge shall have terminated this Agreement pursuant to Section 8.1 hereof.

                  (b) Representations and Warranties Correct. The representations and warranties made by Newbridge in Articles V and VI shall be true and correct in all material respects as of the Closing on the Closing Date as if made on and as of the Closing Date.

                  (c) Performance. All covenants, agreements and conditions contained in this Agreement and the Other Agreements (including, but not limited, to closing deliveries and actions set forth in Section 2.2(c)) to be performed or complied with by Newbridge at or prior to the Closing shall have been performed or complied with by Newbridge at or prior to the Closing Date.

                  (d) Compliance Certificate. Newbridge shall have delivered to TeleHub a certificate of Newbridge, executed by an executive officer, dated the date of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 7.2(b) and 7.2(c) of this Agreement.

                  (e) Sale of Common Stock. As of the Closing, the sale of Common Stock to Newbridge in exchange for the consideration set forth in Section
1.3 hereof shall be legally permitted by all laws and regulations to which TeleHub, the Company and TTC are subject.

                  (f)  Pending  Actions.  No  investigation,   action,  suit  or
proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other Person shall be pending on the Closing Date which challenges or might result in a challenge to this Agreement, the Other Agreements or any transaction contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of the transactions contemplated hereby.

                  (g) Other Documents and Proceedings. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and by the Other Agreements and all documents and instruments executed and delivered or delivered pursuant to this Agreement (including, without limitation, the documents and instruments to be delivered pursuant to Section
2.2 hereof) and the Other Agreements or otherwise incident to such transactions, shall be satisfactory in form and substance to TeleHub and TTC, and TeleHub and TTC shall have received at or prior to Closing all such documents as TeleHub or TTC shall have requested.

                  (h) HSR Act Notification. In respect of the notifications of TeleHub and Newbridge pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                                  ARTICLE VIII
                                  Termination

                  8.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows, and in no other manner:

                  (a) by mutual consent of TeleHub and Newbridge;

                  (b) by TeleHub or by Newbridge, if at or before the Closing any material obligation set forth herein for the benefit of TeleHub or
Newbridge, respectively, are not fulfilled within ten (10) days after notification in writing;

                  (c) by TeleHub or by Newbridge if the Closing of the transactions contemplated by this Agreement shall not have occurred on or before June 30, 1999, or such later date as may have been agreed upon in writing by the parties hereto; provided, the party seeking to terminate is not in breach of or default under this Agreement; or

                  (d) by TeleHub and TTC or by Newbridge if any representation or warranty made herein for the benefit of Newbridge or TeleHub and TTC, respectively, or in any certificate, schedule or documents furnished to Newbridge or TeleHub and TTC, respectively, pursuant to this Agreement is untrue in any material respect, or Newbridge or TeleHub and TTC, respectively, shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

                  Any termination pursuant to this Article VIII shall not limit or restrict the rights or other remedies of any party hereto.



                                   ARTICLE IX
                             Pre-Closing Covenants

                  9.1 Due Diligence Review. The Company, TeleHub and TTC shall at all reasonable times prior to the Closing make the properties, assets, books and records of the Company, TeleHub and TTC available for examination, inspection, investigation and review by Newbridge and its agents, and representatives. No such examination, inspection, investigation or review by Newbridge or its agents or representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of the Company, TeleHub or TTC expressed in this Agreement.

                  9.2 Maintenance of Business and Notice of Changes. (a) Pending the Closing, each of, the Company, TeleHub and TTC shall (i) use its best efforts to preserve and protect the goodwill, business, rights, properties and assets of the Business, to keep available to the Business and the Company the services of its employees, and to preserve and protect the Company's, TeleHub's and TTC's relationships with their employees, suppliers, distributors, customers and others having business relationships with them; and (ii) consult with Newbridge regarding all significant developments, transactions and proposals relating to the Business.

                  (b) TeleHub and TTC shall give Newbridge prompt notice of any and all material adverse changes which may occur between the date hereof and the Closing Date with respect to the results of operations, financial condition, operations, business, prospects, rights, properties, assets or liabilities of the Business, or the relationship of TeleHub or TTC with its employees, suppliers, distributors, customers or others relating to the Business.


                  9.3 Pending Closing. Pending the Closing, each of the Company, TeleHub and TTC shall:

                  (a) conduct and carry on the Business only in the ordinary and regular course consistent with past practices;

                  (b) not declare or pay any dividend, in cash or property, with
respect  to  the  Company's   outstanding   capital  stock  or  make  any  other
distributions with respect to the Company's outstanding capital stock;

                  (c) not purchase, sell, lease, mortgage, pledge or otherwise acquire or dispose of any properties or assets of or in connection with the Business, except for fixed assets purchased in the ordinary and regular course of the Business and set forth in Schedule 9.3;

                  (d) collect TTC account receivables and pay TTC's current liabilities in the ordinary and regular course of business consistent with past practices;

                  (e) not increase or otherwise change the rate or nature of the compensation (including wages, salaries, bonuses, and benefits under pension, profit sharing, deferred compensation and similar plans or programs) which is paid or payable to any employee of TTC, except (i) in the ordinary and regular course of its business and in accordance with past practices consistently applied or (ii) pursuant to existing plans or agreements disclosed in the Schedules;

                  (f) keep the equipment and machinery used in the operation of the Business in good working order and repair, replace any of it which shall be worn out, lost, stolen, or destroyed;

                  (g) not enter into, or become obligated under, any lease, contract, agreement or commitment with respect to the Business except for any lease, contract, agreement or commitment (i) entered into in connection with a sale of products or services to any customer of TeleHub or TTC entered into in the ordinary course of business; (ii) having a term of one (1) year or less and involving either a payment by or to TeleHub or TTC of less than $25,000 and which is entered into in the ordinary and regular course of the Business; or
(iii) as set forth in Schedule 9.3.

                  (h) not change, amend, terminate or otherwise modify any lease, contract, agreement or commitment to which TeleHub is a party and which relates to the Business or the Purchased Assets

                  (i) not change, amend, terminate or otherwise modify any lease, contract, agreement or commitment to which TeleHub (relating to the Business or the Purchased Assets) or TTC is a party;

                  (j) maintain in full force and effect with respect to the Business, policies of insurance of the same type, character and coverage as the policies currently carried and described in the Schedules;

                  (k) Except as specifically set forth on Schedule 4.15, not make, or commit to make, any payment, contribution or award under or into any bonus, pension, profit sharing, deferred compensation or similar plan, program or trust relating to the Business;

                  (l) refrain from doing any act or omitting to do any act, or permitting any act or omission to act, which will cause a breach of any lease, agreement, contract, commitment or obligation of TeleHub or TTC relating to the Business;

                  (m) comply in all respects with all applicable laws applicable to the Business;

                  (n) with respect to the Company, not carry on or engage in any business or activities or enter into any contracts or agreements whatsoever; and

                  (o) not agree to do any of the  items  prohibited  by  Section
9.3.

                  9.4 Best Efforts. Each party will use all reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Other Agreements (without payment of money, commencement of litigation or the assumption of any material obligation). TeleHub represents that its shareholders which own in excess of 50% of the capital stock of TeleHub required, if necessary, to approve the transaction contemplated hereby and by the Other Agreements have agreed to vote those shares in favor of such transaction.

                  9.5 Publicity. The parties agree that no publicity, release or announcement concerning the execution of this Agreement, any of the provisions of this Agreement or the transactions contemplated hereby shall be issued without the advance written approval of the form and content of the same by the parties; provided, however, that no such consent shall be required when such disclosure is required by applicable law.

                  9.6 Confidentiality. Newbridge confirms that it is bound by the terms of the letter agreement, dated February 10, 1999 between Newbridge and TeleHub and that it will keep and treat the evaluation material and all other items of confidential information provided by TeleHub or TTC to Newbridge hereunder in accordance with the terms of that confidentiality agreement.

                  9.7 Negotiations with Third Parties. From the date hereof through the Closing or, if earlier, the termination of this Agreement pursuant to Article VIII, neither TeleHub, the Company nor TTC will directly or indirectly, through any director, employee, affiliate, representative, agent or otherwise, (i) solicit, initiate, encourage or assist in the submission of any inquiries, proposals or offers from any corporation, partnership, person, or other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than Newbridge, their respective associates and affiliates and officers, partners, members, employees and other authorized representatives of Newbridge or such affiliates or associates) relating to any acquisition or purchase of assets of, or any equity interest in TTC, the Company or the Business or any form of recapitalization transactions, merger, consolidation, business combination, spin-off, liquidation or similar transaction involving, directly or indirectly, the Company or the Business (each, an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or furnish to any Person any information concerning TTC, the Company or the Business or the transactions contemplated hereby or (iii) enter into any agreement or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to make or enter into an Acquisition Proposal. Should TeleHub, the Company or TTC receive any inquiry, proposal or offer to enter into any transaction of the type referred to in clauses (i), (ii) or (iii) above, TeleHub will promptly inform Newbridge of the terms thereof and the identity of the party making such inquiry, proposal or offer.

                  9.8 HSR Filings. As promptly as practicable, Newbridge and TeleHub shall (in cooperation with Newbridge) make all filings and submissions under the HSR Act and any foreign competition, investment, foreign exchange, tax or other foreign laws.

                  9.9 Formation of the Company. Within 10 days after the date hereof, Newbridge and TeleHub shall agree on a name for the Company. TeleHub and TTC shall form the Company as a Nevada corporation. The Company's Articles of Incorporation shall be in substantially the form set forth in Exhibit G.


                                   ARTICLE X
                                Indemnification

                  10.1 TeleHub Indemnification. TeleHub and TTC, jointly and severally agree to defend, indemnify and hold the Company and Newbridge and their respective successors and assigns, harmless from and against any loss, damage or expense (including reasonable attorneys' fees), which may arise out of or be in respect of (a) any breach or violation of this Agreement or the Other Agreements by TeleHub, the Company or TTC; (b) any inaccuracy or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by TeleHub, the Company or TTC in this Agreement or the Other Agreements, (c) any inaccuracy or misrepresentation in any Exhibit, the Schedules, Financial Statements, or any other certificate, document, instrument or affidavit furnished by TeleHub, the Company or TTC in accordance with the provisions of this Agreement or the Other Agreements; (d) any and all claims, debts, liabilities, taxes and other obligations of TeleHub, the Company or TTC, whether accrued, absolute, contingent or otherwise, not expressly agreed to be assumed or undertaken by the Company pursuant to Section 1.2(a) of this Agreement; (e) any occurrence, act or omission of any stockholder, director, officer, employee, consultant or agent of TeleHub, the Company or TTC, which occurrence, act or omission occurred prior to the Closing; and (f) the Consent Solicitation, waiver and amendment of the indenture and other agreements relating to the Senior Discount Notes in connection with the transactions contemplated by this Agreement (including without limitation the exclusion of the Company from all covenants, agreements and terms of such indenture and other agreements).

                  10.2 Newbridge Indemnification. Newbridge agrees to defend, indemnify and hold the Company, TeleHub and TTC and their respective successors and assigns harmless against any loss, damage or expense (including reasonable attorneys' fees), which may arise out of or be in respect of (a) any breach or violation of this Agreement by Newbridge, (b) any inaccuracy or misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by Newbridge in this Agreement or in the Other Agreements or in Schedules prepared by Newbridge to the Agreement, or (c) any inaccuracy or misrepresentation in any certificate, document, instrument or affidavit furnished by Newbridge in accordance with the provisions of this Agreement.

                  10.3 Indemnification Notice. Promptly upon obtaining knowledge of any claim, event, statement of facts or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, any party seeking indemnification under this Article X (an "Indemnified Party") shall give written notice of such claim or demand ("Notice of Claim") to the party from which indemnification is sought (an "Indemnifying Party"), setting forth the amount of the claim. The Indemnified Party shall furnish to the Indemnifying Party, in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of any Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have materially and adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which the Indemnified Party is entitled to indemnification hereunder.

                  10.4 Indemnification Procedure. (a) If the claim or demand set forth in the Notice of Claim given by the Indemnified Party pursuant to Section
10.3 of this Agreement is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the Date of the Notice of Claim (as that term is hereinafter defined) to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim or demand in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at its own expense. If the Indemnifying Party does not elect to defend such third party claim or demand, or does not defend such third party claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such third party claim or demand; provided, however, that (i) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) the Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreements of indemnification set forth in this Article X.

                  (b) Except for third party claims being defended in good faith, the Indemnifying Party shall satisfy its obligations hereunder in cash within thirty (30) days after the Date of Notice of Claim.

                  (c) The term  "Date of the  Notice  of  Claim" as used in this
Article X shall mean the date the Notice of Claim is deemed delivered pursuant to Section 12.10 hereof.

                  10.5 Limitations on Indemnity. In the absence of fraud, TeleHub's obligation to indemnify the Company and Newbridge and their respective successors and assigns for any breach of, or any inaccuracy or misrepresentation in, any representation and warranty set forth in Article IV hereof, shall not exceed Ten Million Dollars ($10,000,000) in the aggregate. In the absence of fraud, Newbridge's obligation to indemnify the Company, TTC and TeleHub and their respective successors and assigns for any breach of, or any inaccuracy or misrepresentation in, any representation and warranty set forth in Article V hereof, shall not exceed Ten Million Dollars ($10,000,000) in the aggregate.


                                   ARTICLE XI
                                Employee Matters

                  11.1 Hiring of Employees. Effective upon Closing, the Company shall offer employment to all employees of or TeleHub listed on Schedule 11.1. Such offers shall include wages or base salaries at least equivalent to those paid by TTC as of the Closing Date, and employee benefits taken as a whole no less favorable than the employee benefits offered by TTC as of the Closing Date, to such employees.

                  11.2 Benefit Plans. Effective upon Closing, TeleHub shall consent to the participation of the Company as a "participating employer" in all Plans offered to employees of TeleHub. Each former employee of TeleHub who is employed by the Company immediately after the Closing and who was a participant in a Plan immediately before the Closing shall continue to participate in such Plan after the Closing, subject to the terms of such Plan. The parties agree to furnish all information and execute all documents to the extent necessary to effect the terms of this Section 11.2.


                                   ARTICLE XII
                                  Miscellaneous

                  12.1 Costs and Expenses. TeleHub and TTC will pay their own and the Company's respective expenses (including attorneys' fees, accountants' fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and Other Agreements and the consummation of the transactions contemplated by this Agreement and Other Agreements; and Newbridge will pay its own costs and expenses (including attorneys' fees, accountants' fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and the Other Agreements and the consummation of the transactions contemplated by this Agreement and Other Agreements.

                  12.2 Entire Agreement. The Schedules and the Exhibits referenced in this Agreement are incorporated into this Agreement and together with the Other Agreements contain the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

                  12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  12.4 Assignment, Successors and Assigns. The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties; provided, however, that Newbridge may assign all or part of its rights under this Agreement and delegate all or part of its obligations under this Agreement to one or more Affiliates identified to TeleHub in a letter delivered simultaneously with the execution of this Agreement, in which event all the rights and powers of Newbridge and remedies available to it under this Agreement shall extend to and be enforceable by each such assignee. In the event of any such assignment and delegation the term "Newbridge" as used in this Agreement shall be deemed to refer to Newbridge and each such assignee of Newbridge where reference is made to actions or to be taken with respect to the transactions contemplated hereby, and shall be deemed to include both Newbridge and each such assignee where appropriate. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

                  12.5 Savings Clause. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

                  12.6 Headings. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  12.7 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Illinois, one of the states of the United States, without giving effect to the conflicts of law provisions thereof.

                  12.8 U.S. Dollars. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars.

                  12.9 Survival. All representations and warranties made by any party in this Agreement shall be deemed made for the purpose of inducing the other party to enter into this Agreement and shall survive the Closing for a period of two (2) years subsequent to the time of Closing; provided, however, the representations and warranties set forth in (i) Section 4.1, 4.2 and 4.4 shall survive indefinitely and (ii) Sections 4.19 shall survive for the applicable statute of limitations period after giving effect to any tolling thereof.

                  12.10 Notices. Any notices or communications permitted or required hereunder shall be deemed sufficiently given if hand-delivered, or sent by (i) registered or certified mail return receipt requested, (ii) telecopy or other electronic transmission service (to the extent receipt is confirmed) or
(iii) by overnight courier, in each case to the parties at their respective addresses and telecopy numbers set forth below, or to such other address of which any party may notify the other party in writing.

                  To TeleHub, TTC or the Company

                  TeleHub Communications Corporation
                  1375 Tri-State Parkway, Suite 250
                  Gurnee, Illinois 60031
                  Fax No.:  (847) 623-1616
                  Telephone No: (847) 782-2000
                  Attention:  Donald H. Sledge, Chief Executive Officer

                  With Copies To:

                  Haligman Lottner Rubin & Fishman, P.C.
                  633 Seventeenth Street, Suite 2700
                  Denver, Colorado 80202
                  Telephone No:  (303) 292-1200
                  Fax No.:  (303) 292-1300
                  Attention:  Michael L. Glaser

                  To Newbridge:

                  Newbridge Networks Corporation
                  600 March Road
                  Kanata, Ontario K2K2E6
                  Telephone No.: (613) 591-3600
                  Fax No. (613) 599-3686
                  Attention: Brian M. Jervis

                  With Copy To:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Telephone No: (312) 558-5600
                  Fax No.:  (312) 558-5700
                  Attention: Howard Kruse

                  12.11 No Third Party Beneficiary . This Agreement is being entered into solely for the benefit of the parties hereto, and the parties do not intend that any employee or any other person shall be a third-party beneficiary of the covenants by any party contained in this Agreement.

                  12.12  Arbitration of Disputes.  All disputes  concerning this
Agreement will be submitted to binding arbitration in Chicago, Illinois, in accordance with the Rules of the American Arbitration Association. The Arbitrator's decisions must be delivered in writing accompanied by written findings of fact and conclusions of law. All documents submitted to the Arbitrator shall be treated as confidential. The prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party. Any competent Illinois court may enter judgment upon the Arbitrator's awards and the parties hereto irrevocably submit to the jurisdiction of the Illinois courts.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                         TELEHUB COMMUNICATIONS CORPORATION


                         By:   /s/ Donald H. Sledge
                               ---------------------------------
                         Title: President, CEO
                               ---------------------------------


                         TELEHUB TECHNOLOGIES CORPORATION

                         By:   /s/ Donald H. Sledge
                               ---------------------------------
                         Title  CEO
                               ---------------------------------


                         NEWBRIDGE NETWORKS CORPORATION


                         By:   /s/ Brian N. Jarvis
                               ---------------------------------
                         Title: E.V.P. Switching Products
                               ---------------------------------


                         By:   /s/ Alan G. Lutz
                               ---------------------------------
                         Title: President
                               ---------------------------------

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Agreement as of March 31, 1999




                         NEWCO CORPORATION [NAME TO BE CHANGED]




                         By:   /s/ Donald H. Sledge
                               ---------------------------------
                         Title  CEO
                               ---------------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



                                   SCHEDULE I
                                   (BUSINESS)

         TeleHub and TTC (collectively, "Company") have developed first-to-market proprietary software, Virtual Access Services Platform ("VASP(TM)") that will enable telecommunications service providers to (i) integrate the delivery of voice, video and data over a single platform; (ii) seamlessly interconnect with the Public Switched Telephone Network ("PSTN");
(iii) provide real-time monitoring of telecommunications traffic; and (iv) facilitate local exchange competition. The Company believes the VASP(TM) platform addresses significant needs throughout the telecommunications industry for improved systems and less reliance on legacy hardware. VASP(TM) creates virtual switching capabilities, permits real-time network supervision and facilitates the introduction of new service offerings. When fully deployed, VASP(TM) will integrate voice, video and data on a single switched network and enable the provisioning of bandwidth-on-demand services.

         The Company believes the VASP(TM) platform addresses significant needs throughout the telecommunications industry for improved systems and less reliance on legacy hardware. While the legacy network evolved principally for voice transmission, demand for data, video and advanced voice services has grown rapidly over the past ten years. The legacy network, designed to handle the lower bandwidth requirements of voice traffic, has inherent service and cost inefficiencies when carrying data and video transmissions. Existing carriers must develop new Operational Support Systems ("OSS") that are interoperable with their legacy systems, not only to support initiatives like Local Number Portability ("LNP") and the unbundling requirements of the Telecommunications Act, but also to enable carriers to respond to increasing competitive challenges. VASP(TM) addresses several shortcomings of legacy networks including: (i)the inability to switch packet- and cell-based traffic into the PSTN; (ii)the lack of real-time management, billing and monitoring capabilities;
(iii)the  inflexibility of hardware-based  network  architectures;  and (iv) the lack of integrated OSS capabilities. VASP(TM) creates virtual switching capabilities, permits real-time network supervision and facilitates the introduction of new service offerings. When fully deployed, VASP(TM) will integrate voice, video and data on a single switched network and enable the provisioning of bandwidth-on-demand services The Company believes that its VASP(TM) technology provides Incumbent Local Exchange Carriers ("ILECs"), Competitive Local Exchange Carriers (CLECs), Inter-exchange Carriers ("IXCs") and Original Equipment Manufacturers ("OEMs") with the ability to accelerate the introduction of new products and services, to reduce costs and to enter into new markets rapidly.

         VASP(TM)'s applications are designed to administer, operate, control and manage switching devices and network elements in the public carrier services market. The Company believes that VASP(TM) provides telecommunications carriers with superior billing, management and control capabilities. VASP(TM) has been designed to be integrated with any carrier's customer care, billing, provisioning and network management applications. VASP(TM) accumulates information about network events for each phone call and generates a Transaction Detail Record ("TDR"). The TDR can be converted into the standard industry call detail record or into customized information that allows service providers to bill innovatively (e.g., millisecond billing). In addition, service providers can access their databases containing customer information and individual call records in real-time to trouble shoot problems and identify customer calling patterns. This information can be obtained by simple dial-up access from a personal computer, as opposed to the current network process of downloading information from each switch in the network, which can take more than a day to complete. The carrier can use such information as a strategic advantage for pricing and offering targeted product based upon real-time market feedback. The Company's software can also be used as a network surveillance monitoring device. The software has the ability to track phone calls from end-to-end and,

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

therefore, can locate the specific network element that may be causing a problem. These advantages, coupled with the capability to provision circuits electronically, will significantly reduce carriers' operating costs.

          The Company expects that future releases of VASP(TM) will allow for the replacement of the Class 4/tandem. switch and Class 5/end-office switch. Based upon engineering studies, the Company believes that by using Asynchronous Transfer Mode ("ATM") and VASP(TM) in place of traditional switch fabrics, the reduction in tandem switching investment will lower the overall cost of multi-city interconnections by 45% to 60%. The VASP(TM) open system architecture is scalable from small sizes up to hundreds of phone calls per second, and its underlying hardware platforms and control center designs are selected to meet the operating objectives by accumulating no more than one hour of downtime during each twenty year period of service (99.999% uptime service level objective). VASP(TM) is also adaptable to other transmission mediums such as Internet Protocol ("IP"), cable and wireless. VASP(TM) products and services include the following:

          Virtual Class 4/Tandem. The Company expects that its software, combined with an ATM switching platform, will be capable of replacing the traditional Class 4/tandem switch. This capability will enable data service providers to offer voice products over their existing networks. VASPTM, running on a Sun Microsystems server and controlling ATM switches, offers a 30% to 40% savings over the cost of purchasing and installing traditional tandem switches. In addition TeleHub's VASP(TM) -based software solution offers other benefits, including cost effective scalability, customization to specific customer requirements and applications, and faster introduction of new products.

          Local Switch Bypass. TTC is engineering solutions to identify Internet data and other long-holding time calls (e.g., voice mail) and route them directly to called parties, thereby bypassing end-office and tandem switches. The Company expects this technology to address carriers' growing problem of congestion at end-office and tandem switches caused by Internet traffic. TTC's solution allows carriers to manage existing traffic levels and flow without purchasing additional switch capacity.

          Virtual Class 5/End-Office Switching. TeleHub is in the process of enhancing its VASP(TM) solution to duplicate the basic functionality of a Class 5/end-office switch. TeleHub expects its virtual Class 5 solution to provide carriers with the capability to enter the local market with a voice product at a fraction of the cost of buying and installing a conventional Class 5/end-office switch. The same advantages offered by TeleHub's Class 4/tandem switch solution apply here - reduced capital expenditures, customization and faster time-to-market for new products. As an example, many CLECs have data Points of Presence ("POPs") which currently utilize ATM switches. TeleHub expects its solution to allow CLECs to carry and switch voice traffic using their existing ATM networks without purchasing Class 5/end-office switches.

          Virtual STP/SCP Signaling). Signal Transfer Points ("STPs") and Signal Control Points ("SCPs") are key elements of the underlying Signaling System 7 ("SS7") network. Messages, such as telephone number, calling card validation, 800 number routing, and calling name delivery are transmitted to STPs that route the messages to the proper SCPs where call processing information is stored. Embodied within the VASP(TM) design today are both SCP and STP functionality, thereby allowing carriers to perform their own SS7 signaling, without purchasing signaling services or expensive equipment. VASP(TM) contains translation and routing instructions needed to deliver advanced network services and can be further enhanced as new services or requirements are identiRed. The necessary STP functions are also incorporated in the VASP(TM) design to handle the signaling and management of "on-net" traffic. Conventional STP is deployed in VASP(TM) as an interface to other carriers in the Public Switched Telephone

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

Network ("PSTN") and as a firewall to protect both parties' proprietary information from compromise.

          Mediated Access Services ("MAS'). The Telecommunications Act and subsequent FCC mandates will require service inter-operability between the various proprietary systems of existing telecommunications carriers. Local and long distance carriers and their current software vendors are therefore expending significant design and software development resources trying to create the inter- operability solutions that can be achieved through VASP(TM). TeleHub expects many carriers to select TeleHub as a service supplier and VASP(TM) as a standard product to integrate the various operating overlays.

          TeleHub expects its MAS capability to provide neutral "third-party" access to service management system and Operational Support system ("OSS") databases throughout the industry. Any service provider (virtual or facilities-based) will be able to obtain the key call treatment information necessary to process customer calls, while the proprietary information of the database owner is protected from compromise. The first requirement for mediation results from the FCC's mandated LNP that requires the Regional Bell Operating Companies ("RBOCs") and GTE Corporation ("GTE") to permit their customers to switch to another competing Local Exchange Carrier ("LEC") and still retain their same telephone number. The Company believes its MAS will encourage the LECs to offer unbundled local service elements to other carriers as required by the Telecommunications Act. Management believes this is currently the greatest hurdle for the RBOCs to overcome in achieving their long standing goal of entry into the long distance business within their regions.

         Switched Virtual Circuit ("SVC'). The Company is in the process of developing an SVC product expected to provide carriers with a cheaper alternative to permanent virtual circuit (i.e., point-to-point) products offered today. The advantage of a SVC is that when the circuit is not utilized, the capacity can be allocated for another use. A permanent virtual circuit must allocate bandwidth to the user regardless of whether there is traffic flowing over the circuit.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 1.2
                              (ASSUMED LIABILITIES)

         As of 12/31/98, the TeleHub Technologies Corporation liabilities included:

              Balance
           @ 12/31/98
           ----------

        $  17,104,999           -  Intercompany payables to TeleHub(1)
            1,373,660           -  Accounts Payable
              160,600           -  Accrued Expenses
              534,333           -  Accrued Bonuses
              203,446           -  Accrued Vacation
               46,375           -  Deferred gain on sale/leaseback of equipment
          -----------

         $ 19,423,413                      Total Liabilities(2)
         ============

Other obligations assumed by the transfer of contracts from TeleHub and TTC to the Company as set forth in Schedule 4.13.























_____________________________________________________
1 All intercompany payables to TeleHub shall be satisfied at the Closing by the payment to TeleHub of $22,000,000.
2  At Closing the total assumed liabilities shall not exceed $2,500,000.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.1
              (JURISDICTIONS IN WHICH TELEHUB , TTC AND THE COMPANY
                       ARE QUALIFIED TO CONDUCT BUSINESS)



          Company                  State                   Date Qualified
          -------                  -----                   --------------

          TeleHub                  Nevada                        10/26/96

          TeleHub                  California                     2/10/97

          TeleHub                  Illinois                       5/30/97

          TeleHub                  New York                       2/10/97

          TCC                      Nevada                          3/2/98

          TCC                      California                     7/29/98

          TCC                      Illinois                       7/27/98

          COMPANY                      ?                            ?

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.3
               (NO VIOLATIONS OF LAWS OR CONFLICTS WITH CONTRACT)

         The  performance  of  this  Agreement  and  Other  Agreements  and  the
consummation  of  the  transfer  of  the  Assets  and  the  other   transactions
contemplated by this Agreement or Other Agreements by TeleHub, TTC and the Company require the consent of a majority of the holders of TeleHub's Aggregate Principal Amount $125,000,000 13-7/8 Series B Senior Discount Notes due 2005. Such consent will be obtained by Closing. No further consents will be required.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.4
                     (TELEHUB OWNERSHIP IN OTHER COMPANIES)


                  Name                           Owner             Interest
                  ----                           -----              --------

TeleHub Network Services Corporation             TeleHub              100%

TeleHub Leasing Corporation                      TeleHub              100%

Advanced Satellite Networks Pty, Limited         TeleHub               49%
(Australian limited partnership)

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.8
                                (TITLE TO ASSETS)

As of 12/31/98, the TeleHub Technologies Corporations assets were as follows:

          -        Prepaid Expenses
          -        Deposits
          -        Fixed Assets

                            o Leasehold Improvements - See Attached Exhibit A

                            o Network  Equipment  -  See  Attached  Exhibit  A

                            o Computer  Equipment  -  See  Attached  Exhibit  A

                            o Furniture  &  Fixtures  - See  Attached  Exhibit A

                            o Trade  Show  Fixtures  - See  Attached  Exhibit  A

                            o Computer Software - See Attached Exhibit A


         Assets that are not carried on the books are equipment financed by operating leases (see Schedule 4.13) and the intellectual property.

         None of TeleHub, TTC nor the Company has good and marketable title to Assets having a value of Five Hundred Thirty-Two Thousand One Hundred Thirty-Eight Dollars ($532,138.00) shown in the attached Exhibit A to this
Schedule 4.8. These Assets are indicated on the attached Exhibit A by a "TTC" signification next to the particular Asset's listing. The Assets shown in the attached Exhibit A are pledged to Phoenix Leasing Incorporated ("Phoenix Leasing") as security for payment under a lease of equipment with Phoenix Leasing. These Assets will be transferred and delivered at Closing subject to this security interest.

         None of TeleHub, TTC nor the Company has good and marketable title to Assets shown in the attached Exhibit B having a value of One Hundred Thirty-Two Thousand Two Hundred Fifty-Two Dollars ($132,252.00). These Assets are pledged to Siemens as security for payment under an equipment lease with Siemens. These Assets will be transferred and delivered at Closing subject to this security interest.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits










                            EXHIBIT A TO SCHEDULE 4.8
                            -------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits










                            EXHIBIT B TO SCHEDULE 4.8

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.9
                              (CONDITION OF ASSETS)


                                 NO EXCEPTIONS.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



                                  SCHEDULE 4.10
                                  (REAL ESTATE)

1. Office Lease Agreement commencing July 1, 1996 between T.R.L.P., and Illinois Joint Venture (the "Landlord") and TeleHub Network Services Corporation TNS (the "Tenant") expiring June 30, 2003 for 16,398 square feet of building space located at 1375 Tri-State Parkway, Gurnee, Illinois 60031.
         a. Lease Amendment, dated February 11, 1998, for 18,522 square feet of building space located at 1375 Tri-State Parkway, Suite 270, Gurnee, Illinois 60031.
         b. Lease Amendment, dated February 11, 1998, for 18,522 square feet of building space located at 1375 Tri-State Parkway, Suite 230, Gurnee, Illinois 60031.
         c. Lease Amendment, dated October 16, 1998, for 18,522 square feet of building space located at 1375 Tri-State Parkway, Suite 270, Gurnee, Illinois 60031. This amendment extends lease expiration date to September 30, 2006.
         d. Lease Amendment, dated October 16, 1998, for 18,522 square feet of building space located at 1375 Tri-State Parkway, Suite 230, Gurnee, Illinois 60031. This amendment extends lease expiration date to September 30, 2006.

                            (See Exhibit A Attached)

2. Office Lease Agreement commencing January 15, 1999 between T.R.L.P., an Illinois Partnership (the "Landlord") and TeleHub Communications Corporation TCC (the "Tenant") expiring December 31, 2004 for 6,772 square feet of building space located at 1225 Tri-State Parkway, Gurnee, Illinois 60031.

                            (See Exhibit B Attached)

3. Office Lease Agreement commencing May 9, 1998 between Mallin/Gibson Family Limited Partnership, a Missouri Limited Partnership (the "Landlord") and Axis Solutions, LLC (the "Tenant")3 and expiring June 30, 1999., for space located at 218 Delaware, LOFT 301, Kansas City, Missouri 64105.

         a. Lease Amendment, dated October 14, 1998. This Amendment, among other things, extends the Lease expiration date to September 30, 2000.

                            (See Exhibit C Attached)


         These leases will not be assigned to the Company at this time. The Company currently occupies or will occupy all of the above space. TeleHub will continue to pay the rent (under "allocated expenses" category) for all of this space.

--------
3 TTC pays the rent on this Lease for TTC space in Kansas City, Missouri, utilized by John A. Strand, TTC's President, and other TTC personnel at that location.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits











                           EXHIBIT A TO SCHEDULE 4.10
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits












                           EXHIBIT B TO SCHEDULE 4.10
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits










                           EXHIBIT C TO SCHEDULE 4.10
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.12
                             (INTELLECTUAL PROPERTY)


                          FILED U.S. PATENT APLICATIONS


                  Name                                                    Patent
              -----------                                 Date Filed   Application #    Status
                                                          ----------   -------------    ------


Secured Virtual Access Services Platform                    12/9/97      08/987,343     Pending

Enhanced Virtual Access Services Platform                   12/5/97      08/986,214     Pending

Narrow-to-Broadband Virtual Access Services Platform        12/5/97      08/986,216     Pending



                           FILED INTERNATIONAL PATENTS

         TeleHub filed an application in the U.S. Receiving Office of the PTO on December 2, 1998, claiming the December 5, 1997 priority date of the U.S. patents filed for the Enhanced Virtual Access Services Platform and the Narrow-to-Broadband Virtual Access Services Platform.

         TeleHub filed two applications in the Taiwanese Patent Office on December 4, 1998 claiming the December 5, 1997 priority date of the U.S. filed patents regarding the Enhanced Virtual Access Platform and the Narrow-to-Broadband Virtual Access Services Platform.



                                   COPYRIGHTS

         TTC is in the process of obtaining copyright protection for the VASP(TM) software and related software and documentation.



                           TRADEMARKS & SERVICE MARKS

         TeleHub has filed trademark/service mark applications for the name "TeleHub" but has not filed any applications concerning VASP(TM). TeleHub's rights to the VASP(TM) name arise under common law.

         Attached as Exhibit A is a copy of TeleHub's Invention Assignment and Confidentiality Covenant.



                        Pending or Threatened Litigation



                                      None.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits





















                           EXHIBIT A TO SCHEDULE 4.12
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



                                  SCHEDULE 4.13
                (CONTRACTS, ETC. RELATING TO ASSETS OR BUSINESS)

CONTRACTS, ETC. CURRENTLY IN THE NAME OF TTC:
(TO BE ASSIGNED TO THE COMPANY AT CLOSING)

                  All permits, licenses, franchises, authorizations, approvals, public utility permits and other certificates of need or authority - see Schedule 4.26

                  Insurance - see Schedule 4.16

                  All of any other agreements and instruments which are binding on TTC or any of its property or pursuant to which it derives any material benefit - see Schedule 4.26

                  Bank Account at The First National Bank of Chicago, 111 East Busse Avenue, Mt. Prospect, IL 60056, Account Name: TeleHub
                  Technologies Corporation, ABA # 071000013, Account # 1115001079242, Authorized Signers: Donald Sledge, John Lawson, John Strand and Cathryn Mulryan

CONTRACTS ETC. CURRENTLY IN THE NAME OF TELEHUB OR TNS:
(TO BE ASSIGNED TO THE COMPANY AT CLOSING)

                  All  patents,   trademarks,  trade  names,  copyrights  -  see
                  Schedule 4.12

                  All employment or consulting agreements - see Schedule 4.22

                  All software usage license agreements  - see Schedule 4.26

                  Westel license agreement - see Schedule 4.26

                  Newbridge license agreement - see Schedule 4.26

CONTRACTS, ETC. CURRENTLY IN THE NAME OF TELEHUB OR TNS:
(NOT TO BE ASSIGNED TO THE COMPANY AT CLOSING)

                  Leases - see Schedule 4.10

                  Operating leases  - See Exhibit A attached

                  All pension, retirement, bonus, deferred compensation, stock purchase, profit sharing or similar plans - see Schedule 4.18

                  All agreements, contracts or other commitments that would limit the ability of TTC to compete in any line of business or with any person or in any geographical area or otherwise to conduct its business as presently conducted ar to use or disclose any information in its possession - see Schedule 4.25

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.14
                   (FINANCIAL STATEMENTS AND RELATED MATTERS)


         The following TTC financial information as of 12/31/98 is attached:

1)       Balance sheet - See Exhibit A attached

2)       Profit and loss - See Exhibit B Attached


         There are no other liabilities.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits











                           EXHIBIT A TO SCHEDULE 4.14
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits










                           EXHIBIT B TO SCHEDULE 4.14
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.15
                     (CHANGES SINCE THE BALANCE SHEET DATE)

Anticipated Changes

         Anticipated balance sheet changes since 12/31/98 are as follows:

         o Forecasted changes in the normal course of business as set forth in Exhibit A attached
         o Balance Sheet items to be transferred at time of move to a new building as set forth in Exhibit B attached


Employee Compensation

         TTC has committed to increase all employee salaries by three percent (3%) effective April 1, 1999. This commitment was made February 1, 1999 and is reflected in the forecasted changes in the balance sheet. In March or April 1999 TeleHub shall pay bonuses which were fully accrued on TTC's balance sheet as of 12/31/98 to employees assigned to TTC as set forth as "Accrued Bonuses" on
Schedule 1.2.


Share Distributions

         On March 1, 1999, TTC distributed 16,705,667 shares of its common stock to TeleHub as a share dividend under Nevada Corporation Law Section 78.215.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits











                           EXHIBIT A TO SCHEDULE 4.15
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits












                           EXHIBIT B TO SCHEDULE 4.15
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.16
                                   (INSURANCE)

1. Insurance Summary for TNS and TCC, prepared by BGS Insurance Agency, Inc. for the period from April 17, 1997 to April 17, 1998, covering property located at Gurnee, IL, Chicago, IL, New York, NY, Los Angeles, CA, and Walnut Creek, CA. The summary includes information regarding coverage of personal property, property in open, property of others, electronic data processing coverage, and commercial auto policies.

2. ERISA Compliance Bond for TNS 401(k) Plan (Bond # B279 10 000 for $50,000; valid 6/19/97 to 6/19/98) issued by Reliance Insurance Co., together with Reliance Fidelity binder (valid 6/19/97 to 8/19/97 or acceptance of bond).

3. Insurance Policy for 401(k) Plan (ERISA bond) (Crime Policy #1638794 for $50,000; valid 6/19/98 until cancelled) issued by Hanover Insurance.

4.   Insurance Binders (temporary coverage)
     a. TCC D&O Insurance Binder from Carpenter Moore Insurance Services, Inc. (agent) for policy from Lloyd's of London [Binder #13001; $2 million policy limits; valid 6/6/97 - 7/6/97; $18,000 premium & exclusions for Cam-Net, prior and pending litigation, IPO].
     b. TCC D&O Insurance Binder from Carpenter Moore Insurance Services, Inc. (agent) for policy from Admiral Insurance [Binder #13002; $3 million policy limits; valid 6/6/97 - 7/6/97; $18,000 premium & exclusions for nuclear energy and prior & pending litigation].
         i. Cover letter, dated June 9, 1997, from Carpenter & Moore to TCC confirming coverage from Lloyds of London and Admiral Insurance Co. for Director and Officer Liability coverage totaling $5,000,000.
         ii. Disclaimer that D&O insurance policies which TCC applies to purchase are issued by insurers not licensed in California.
         iii. Letter, dated July 30, 1997, to add Janet Allen as an additional named insured.

     c. TCC D&O Insurance Binder from Carpenter Moore Insurance Services, Inc. (agent) for policy from Reliance Insurance Company [Binder #15065; $5 million policy limits; valid 3/5/98 - 4/5/98; $22,000 premium & exclusions for prior and pending itigation].

5. TCC D&O Liability Insurance Policy from Lloyd's of London [Certificate # DOM 3000502; $2 million policy limits; valid 6/6/97 to 6/6/98; $18,000 premium; specifically excluding Cam-Net, prior & pending litigation on 6/6/97, IPO and nuclear incidents]. a. Endorsement (1/30/98) adding Andrew Coleman as additional insured. b. Extension of policy [valid 3/5/98 to 3/5/99; $10,410 additional premium].

6 TCC D&O Liability Excess Insurance Policy from Admiral Insurance Co. [Policy #1215517; $3 million policy limits; valid 6/6/97 to 6/6/98; $18,000 premium & exclusions for nuclear energy and prior & pending litigation on 6/6/97]. a. Extension of policy [valid 3/5/98 to 3/5/99; $11,107 additional premium].

7. TCC D&O Insurance Policy from Carpenter Moore Insurance Services, Inc. (agent) for policy from Reliance Insurance Company [Policy #NDA 0144895; $5 million policy limits; valid 3/5/98 - 3/5/99; $22,000 premium & exclusions for prior and pending litigation].

8. Commercial Lines Coverage from Transcontinental Insurance Company [Policy #B1 55892777; valid 4/17/96 to 4/17/97; $992 premium].
     a. Commercial Property Coverage from Transcontinental Insurance Company [$30,000 limits]
     b. Commercial General Liability Coverage from Transcontinental Insurance Company
              [$1-2 million limit]
     c. Commercial Inland Marine Coverage (computers) from Transcontinental Insurance Company
              [$50,000 limit]

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.16
                                   (INSURANCE)
                                   (Continued)

9. Renewal Declaration for Commercial Lines Coverage from Transcontinental Insurance Company [Policy #C1 55892777; valid 4/17/98 to 4/17/99].
         a. Commercial Property Coverage from Transcontinenta Insurance Company [$1 million limit; $1,246 premium].
         b. Commercial General Liability Coverage from Transcontinental Insurance Company [$1-2 million limit; $17,961 premium].
         c. Amendment to Commercial General Liability Coverage from Transcontinental Insurance Company (5/18/98) [$20,470 additional premium].
         d. Commercial Inland Marine Coverage (computers & equipment) from Transcontinental Insurance Company [$50.5 million limit; $50,050 premium].

10.  Commercial General Umbrella from Continental Casualty Company
     [Policy #B1 68117719;  $3 million limit;  valid 11/18/96 to 11/18/97;  $990 premium].

11. Renewal Declaration for Commercial General Umbrella from Continental Casualty Company [Policy #C1 72657831; $3 million limit; valid 4/17/98 to 4/17/99; $4,950 premium]. a. Amendment to Commercial General Umbrella from Continental Casualty Company [Policy #B1 68117719; $5 million limit; valid 4/17/98 to 4/17/99; $873 additional premium].

12. Renewal Declaration for Commercial Inland Marine (Transportation Coverage) from Transcontinental Insurance Company [Policy #C1 72623355; $1.5 million limit; valid 7/01/98 to 7/01/99; $3,000 premium].

13. Renewal Declaration for Business Auto Coverage from Transcontinental Insurance Company [Policy #C1 72657845; $1 million limit; valid 4/17/97 to 4/17/98; $990 premium].

14. Renewal Declaration for Business Auto Coverage from Transcontinental Insurance Company [Policy #C1 72657845; $1 million limit; valid 4/17/98 to 4/17/99; $4,692 premium].
a. Endorsement change adding additional vehicle from Transcontinental Insurance Company [Policy #C1 72657845; $1 million limit; valid 9/1/98 to 4/17/99; $881 additional premium].
b. Endorsement change adding additional vehicle from Transcontinental Insurance Company [Policy #C1 72657845; $1 million limit; valid 10/9/98 to 4/17/99; $646 additional premium].
c. Endorsement change adding additional vehicle from Transcontinental Insurance Company [Policy #C1 72657845; $1 million limit; valid 12/21/98 to 4/17/99; $176 additional premium].

15. Workers Compensation & Employers Liability Policy from Continental Casualty Company [Policy #WCB 1 55892780; $500,000 limit; valid 4/17/96 to 4/17/97;
     $572 premium].

16. Workers Compensation Policy from American Manufacturers Mutual Insurance Company [Policy #3BH 040534-00; $1,000,000 limit; valid 12/31/98 to
     12/31/99; $55,894 premium].

17. Employment Practices Liability Policy from Admiral Insurance Company [Policy #4233744; $3,000,000 limit; valid 12/31/98 to 12/31/99; $17,640 premium].

ALL OF THE FOREGOING POLICIES COVER THE COMPANY, ASSETS ASSIGNED TO THE COMPANY AND THE COMPANY'S EMPLOYEES.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.16
                                   (INSURANCE)
                                   (Continued)

18.  Michael McLaughlin
      a. Policy Illustration Explanation for Key Man Term Life Insurance Application for Michael McLaughlin, dated May 18, 1998.
      b. Life Insurance Policy for Michael McLaughlin from Valley Forge Insurance Co. (Policy # VICP006673; $5,000,000 policy limits; valid 6/8/98 to 6/8/2057; $4,376.5 annual premium).

19.  Tim Chandler
      a. Life Insurance Policy for Tim Chandler from Valley Forge Insurance Co. (Policy # VICP006160; $1,000,000 policy limits; valid 2/9/98 to 2/9/2008; $1,564.20 initial annual premium).
      b. Absolute Assignment of Chandler Life Insurance Policy #VICP006160 to TCC, dated March 16, 1998.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 4.17
                             (LICENSES AND PERMITS)

         TeleHub is organized under the laws of Nevada and is in good standing in that state. TeleHub holds appropriate certificates to conduct business as a foreign corporation in New York, Illinois and California (See Schedule 4.1) and is in good standing in those states.

         TTC is organized under the laws of Nevada and is in good standing in that state. TTC holds appropriate certificates to conduct business as a foreign corporation in Illinois and California (See Schedule 4.1) and is in good standing in those states.

         These authorizations described above are valid and in effect and neither TeleHub nor TTC has received any notice of their cancellation, termination or non-renewal.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.18
                            (EMPLOYEE BENEFIT PLANS)

                       TeleHub Communications Corporation
                             Employee Benefit Plans

Medical Plan Options
Dental Plan
Vision Plan
Life Insurance
Accidental Death and Dismemberment
Voluntary Life Insurance Plan
Voluntary Long Term Disability Plan
Cafeteria Plan
Flexible Spending Account Plan
   -     Dependent Care Reimbursement Account
   -     Health Care Reimbursement Account
401 (k) Plan
Employee Assistance Plan

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



                                  SCHEDULE 4.22
              (EMPLOYEE AND CONSULTING AGREEMENTS AND ARRANGEMENTS)

         TTC entered into an Employment Agreement with John A. Strand, III, dated October 1, 1998.

         TTC entered into an Employment Agreement with Gary Brown, dated March 16, 1968.

         TeleHub has assigned Employment Agreements with the following persons to TTC as of March 2, 1999:

         a. Timothy C. Chandler - Employment Agreement between Timothy C. Chandler and TNS dated April 17, 1997

         b. Greg Nitsche - Employment Agreement between Gregory A. Nitsche and TNS dated March 28, 1997

         c. Bill Sund - Employment Agreement between William M. Sund and TNS dated June 20, 1997

         d. Tony Zaide - Employment Agreement between Anthony Zaide and TNS dated January 13, 1997

         e.       Michael G. McLaughlin - Employment  Agreement  between Michael
                  G. McLaughlin and TeleHub dated January 2, 1997.

         f. Barry C. Lescher - Employment Agreement between Barry C. Lescher and TeleHub Network Services Corporation dated January 1, 1997.


         All of these Employment Agreements include incentive compensation and bonus arrangements.

         Attached as Exhibit A is a list of employees currently assigned to TTC.

         All of the Employment Agreements listed above and all of the employees currently assigned to TTC shall be assigned to the Company at Closing.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits











                           EXHIBIT A TO SCHEDULE 4.22
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.23
      (LIABILITIES NOT DISCLOSED IN FINANCIAL STATEMENTS OR BALANCE SHEET)


                                      NONE

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.24
                             (INTERCOMPANY SERVICES)

         The Company shall pay to TeleHub the actual cost of the following items allocated to the Company:

                  office lease rent and amortization of lease prepayments; equipment lease rent amortization of lease prepayments; insurance premiums;
                  payroll;
                  telephone and other telecommunications;
                  utilities;
                  audit fees;
                  and legal fees.

         The Company TTC shall pay to each of TeleHub and Newbridge a management fee of $25,000 per month.

          The Company shall pay to TeleHub a fee of $50,000 each month for the following services that TeleHub shall perform or arrange to be performed for the
Company:

                  accounting and finance services, and;
                  human resource services.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.25
                           (TERRITORIAL RESTRICTIONS)

                                      NONE

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  Schedule 4.26
                            (Licensing Arrangements)

TeleHub/Westel Joint Venture

         TeleHub entered into a Software License Agreement as of July 1, 1998 with respect to the VASP(TM) (the ASoftware License Agreement@) with Citizen Services Limited, a British Virgin Islands corporation (ACitizen@). TeleHub also entered into a Pre-Organization Agreement with Citizen as of July 1, 1998 (the APre-Organization Agreement@).

         Pursuant to an option deed entered into on July 9, 1998 between Citizen and Westel Group Limited, an Australian corporation (AWestel@) (the AOption Deed@), Westel exercised its option and settlement of the Option Deed took place on January 13, 1999. At such settlement, the Software License Agreement and the Pre-Organization Agreement were assigned by Citizen to Westel under Assignment dated January 13, 1999 (the AAssignment@).

         The Pre-Organization Agreement sets out the structure of a joint venture between TeleHub and Westel. A new company currently being incorporated in Western Australia under the name Advanced Satellite Networks Pty Ltd (AASN@) is being established to exploit the VASP(TM) in Australia and other selected markets world wide. ASN will be developed as a wholesale international telecommunications service provider, specializing in data and voice services and also offering integrated voice/data/video services. It will offer these services primarily to other carriers, government agencies, and medium to large business markets in Australia and in selected overseas destinations.

         TeleHub and Westel will enter into an Operating Agreement to establish ASN, which Operating Agreement shall materially incorporate all terms set forth in the Pre-Organization Agreement. Under the Operating Agreement, TeleHub and Westel will have the following ownership structure and make the following contributions:

Member     Shares    Voting Power   Initial Capital Contribution
--------------------------------------------------------------------------------

TeleHub      49         49%        VASP(TM)Software License Agreement

Westel       51         51%        Agreement to provide US $5,000,000 of funding

         TeleHub, under the Software License Agreement, granted a non-exclusive, non-royalty-bearing, nontransferable worldwide license to use the VASP(TM) and Documentation only on Westel' s System, as such capitalized terms are defined therein, provided that in the event the System incorporates land-based cable connectivity on an as-needed basis, at least 90% of the System shall be satellite-based.

         Under the Software License Agreement, TeleHub is obligated to deliver the VASP(TM) to Westel for testing on a date to be mutually agreed on by the parties. The testing period is 30 days following receipt of VASP(TM). Within 45 days of Westel's acceptance of the VASP(TM), TeleHub must deliver a complete copy of the then-current version of the VASP(TM) and all Documentation, as such term is defined in the Software License Agreement.

         TeleHub's duties and obligations under the Software License Agreement include assistance in installation and testing, error correction, maintenance and support of the VASP(TM).

         TeleHub is not obligated to pay any royalties to Westel under the Software License Agreement.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



         TeleHub will assign software licensed and rights under Pre-Organization and Operating Agreement to the Company.

TTC/Siemens Information and Communications Network, Inc.

         TTC granted Siemens Information and Communications Network, Inc. ("Siemens") an Original Equipment Manufacturer ("OEM") (MBI) Software License on December 10, 1998, under which TTC agreed to license to Siemens a VASP(TM) for laboratory use ("Lab System") in North America.

TeleHub/Newbridge

         TeleHub granted Newbridge Networks Corporation a license dated December 24, 1997 to use VASP(TM) on an experimental basis in connection with the sale of Newbridge Network Corporation equipment to TeleHub Network Services Corporation, a wholly owned subsidiary of TeleHub.

Software Usage Licenses

     1. [DGM&S] Omni Soft Platform End User License, dated September 12, 1996, between TTC and Dale, Gesek, McWilliams & Sheridan, Inc.

     2. [Sun] License & Password Distribution Center Letter, dated July 8, 1996, by Sun Microsystems to Wei Zeng (TeleHub employee/consultant) for SunSoft VWS C++.

     3. [Oracle] Business Alliance Program Agreement, dated January 3, 1997, between TCC and Oracle Corporation.

          a. Runtime Sublicense Addendum, dated January 3, 1997, between TCC and Oracle.

          b. Full Use and Deployment Sublicense Addendum, dated January 3, between TCC and Oracle Corporation. 1998.

     3. [Sterling Commerce] Software License Agreement, executed by TCC on April 30, 1997.

     4. [Trillium Digital System] Software License Agreement, executed by TNS on October 15, 1997. An Amendment to the Software License Agreement entered into as of October 15, 1997 is being reviewed by the parties. This amendment will amend the Licensee from TNS to TTC. In addition, please note the following amendments to the Trillium license agreement:

          a. First amendment, dated as of November 25, 1997, to obtain a sub-license for an additional Trillium product in exchange for the return or destruction of another Trillium product;

          b. Second amendment, dated as of December 31, 1997 to obtain a sub-license for an additional Trillium product; and

          c. Third amendment, dated as of March 11, 1998 to add sub-licenses for additional Trillium products.

     6. [SNMP Research International] Software License Agreement, executed by TNS on October 23, 1997.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



     7. [Adax] End- User Agreement with Limited Distribution Rights, executed by TNS, effective as of November 21, 1997.

     8. [Platinum Technology] Master Product License Agreement, executed TNS, dated December 31, 1997.

     9. [Talarian Corporation] Nonexclusive Software OEM Agreement dated as of January 1, 1999. Parties (TTC and Talarian) are reviewing final, execution copy and expect to sign by end of next week.

     10. [Chandler Systems] Source Code License agreement. Tim Chandler is reviewing final, execution copy. As soon as Mr. Chandler provides comments, we will move toward execution.

     11. [Rogue Wave Software] Single User License on Shrink Wrap basis -- no signatures required

     12. [Seagate Software] License Agreement and Limited Warranty on Shrink Wrap basis -- no signatures required

     Any Software Usage License Agreements executed by TNS will be amended by Closing to assign the License to the Company.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.28
                              (PRODUCT WARRANTIES)


         TTC extended a Warranty to Siemens Information and Communications Networks, Inc. ("Siemens") in an OEM Software License Agreement, effective December 14, 1998. The warranty period is 180 days from installation for Source Code and 180 days from delivery for Error Correction.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 4.29
                                  (GUARANTEES)


Continuing Guaranty, dated July 8, 1997, by TeleHub in favor of Phoenix Leasing Incorporated at the request of TNS.

Guaranty of Equipment  Lease,  dated  November 11, 1996,  by TeleHub in favor of
DSCF.

Guaranty, executed December 11, 1997, by TeleHub to Newbridge Leasing.

Guaranty, executed December 1, 1998 by TeleHub to FINOVA.

Personal Guaranty by Mr. McLaughlin of the Lease Agreement, May 28, 1996, between Access Point Communications Corp. ("APCC", Mr. McLaughlin is a principal of APCC) and AT&T Capital Leasing Services, Inc. for Micron Electronics Mini-Tower Desktop computer system

Personal Guaranty by Mr. McLaughlin of the Equipment Lease Agreement, dated June 20, 1996, between TNS and AT&T Capital Leasing Services, Inc. for computer systems

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



                                  SCHEDULE 5.1
       (JURISDICTIONS IN WHICH NEWBRIDGE IS QUALIFIED TO CONDUCT BUSINESS)

Newbridge is a Canadian corporation and is not qualified to business as a foreign corporation in any of the 50 United States.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 5.6
                             (NEWBRIDGE LITIGATION)


                                      NONE

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                  SCHEDULE 9.3
                          (FIXED ASSETS TO BE PURCHASED
                        JANUARY 1, 1999 - MARCH 31, 1999
                             FOR USE BY THE COMPANY)


TTC will purchase various computer equipment systems as fixed assets between January 1, 1999 and March 31, 1999 to be transferred to the Company; the liability for such purchases will be included in the $2,500,000 assumed liabilities limit set forth in Schedule 1.2

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits

                                  SCHEDULE 11.1
                             (EMPLOYEES TO BE HIRED)


         The list of employees assigned to the Company is attached as Exhibit A.

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits









                           EXHIBIT A TO SCHEDULE 11.1
                           --------------------------

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits



                                    EXHIBIT A
                        (FORM OF STOCKHOLDERS AGREEMENT)

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                    EXHIBIT B
                           (FORM OF OPTION AGREEMENT)

                            ORGANIZATIONAL AGREEMENT
                              Schedules & Exhibits


                                    EXHIBIT C
                           (FORM OF SOFTWARE LICENSE)

                                    EXHIBIT D
                           (FORM OF DEVELOPMENT PLAN)